UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.     )
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 Preliminary Proxy Statement
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 Soliciting Material under §240.14a-12

THE SWISS HELVETIA FUND, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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THE SWISS HELVETIA FUND, INC.
615 East Michigan Street
Milwaukee, Wisconsin 53202
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
October 3, 2019
________________________________________

To Our Stockholders:
Notice is hereby given that the Annual Meeting of Stockholders (the “Meeting”) of The Swiss Helvetia Fund, Inc. (the “Fund”) will be held at 11:00 a.m., on October 3, 2019, at the offices of Sullivan & Cromwell LLP, 535 Madison Avenue, New York, New York 10022, for the following purposes:
1. To elect two Class I Directors to serve for a one-year term;
2. To approve the proposed Investment Advisory Agreement between the Fund and Bulldog Investors, LLC;
3. To approve the replacement of the Fund’s fundamental investment objective with a non-fundamental investment objective of providing total return;
4. To approve amendments to certain of the Fund’s fundamental investment restrictions:
a.	to exclude closed-end funds from the Fund’s concentration limit;
b.	to permit the issuance by the Fund of senior securities subject to the limitations of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder;
c.	to permit the Fund to make loans subject to approval by the Fund’s Board of Directors;
d.
to permit the Fund to buy or sell commodities, commodity contracts, futures contracts, real estate or interests in real estate for hedging and risk management purposes and subject to approval of the Fund’s Board of Directors and to engage in transactions in securities secured by real estate or of companies that invest in real estate; and

e.	to permit the Fund to make short sales of securities for hedging purposes;
5. To ratify the selection by the Fund’s Board of Directors of Tait, Weller & Baker, LLP as the Fund’s independent registered public accounting firm for the year ending December 31, 2019; and
6. To consider and act upon any other business as may properly come before the Meeting or any adjournment thereof.
The Fund’s Board of Directors has fixed the close of business on August 19, 2019 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof.
You are cordially invited to attend the Meeting.  Whether or not you intend to attend the Meeting, please vote by completing, signing and dating and returning the enclosed Proxy.  Please see the enclosed Proxy for additional instructions on how to vote by telephone or through the Internet.  The enclosed Proxy is being solicited by the Fund’s Board of Directors.
By Order of the Board of Directors,
Rajeev Das
Dated: August 20, 2019	Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

The Notice, Proxy Statement and Form of Proxy for the Fund also are available to you on the Fund’s website at www.swzfund.com.  You are encouraged to review all of the information contained in the Proxy materials before voting.  For directions to the Meeting, please call the Fund at 1-800-730-2932 or InvestorCom LLC at 877-972-0090.

THE SWISS HELVETIA FUND, INC.
615 East Michigan Street
Milwaukee, Wisconsin 53202
ANNUAL MEETING OF STOCKHOLDERS
OCTOBER 3, 2019
PROXY STATEMENT
INTRODUCTION
This Proxy Statement is furnished by the Board of Directors (the “Board”) of The Swiss Helvetia Fund, Inc. (the “Fund”) in connection with the solicitation of Proxies for use at the Annual Meeting of Stockholders (the “Meeting”), to be held at 11:00 a.m., on Thursday, October 3, 2019, at the offices of Sullivan & Cromwell LLP, 535 Madison Avenue, New York, New York 10022 .  The purpose of the Meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders.  It is expected that the Notice of Annual Meeting of Stockholders, Proxy Statement and form of Proxy will first be mailed to stockholders of record on or about August 20, 2019.
About the Fund
The Fund is registered with the Securities and Exchange Commission (the “SEC”) as a closed-end investment company under the Investment Company Act of 1940, as amended (the “1940 Act”). Currently, the Fund’s executive offices are located at 615 East Michigan Street, Milwaukee, Wisconsin 53202. The Fund’s current investment adviser and sub-investment adviser are Schroder Investment Management North America Inc. (“SIMNA”) and Schroder Investment Management North America Ltd. (“SIMNA Ltd.” and together with SIMNA, “Schroders”), respectively.  The executive offices of SIMNA are located at 7 Bryant Park, New York, NY 10018.  The executive offices of SIMNA Ltd. are located at 31 Gresham Street, London, EC2V 7QA, United Kingdom.  The Fund’s administrator is U.S. Bancorp Fund Services, LLC (“USB”), and its executive offices are located at 615 East Michigan Street, Milwaukee, Wisconsin 53202.
Voting Information
If the accompanying form of Proxy is executed properly and returned, the shares represented by it will be voted at the Meeting in accordance with the instructions on the Proxy.  However, if no instructions are specified, the shares will be voted “FOR” Proposal 1 (the election of each nominee as a Class I Director), “FOR” Proposal 2 (the proposed Investment Advisory Agreement between the Fund and Bulldog Investors, LLC (“Bulldog”)), “FOR” Proposal 3 (the replacement of the Fund’s fundamental investment objective with a non-fundamental investment objective of providing total return); “FOR” Proposal 4 (amendments to certain of the Fund’s fundamental investment restrictions), and “FOR” Proposal 5 (the ratification of the Fund’s independent registered public accounting firm).
Proposal 1 requires the affirmative vote of a plurality of the votes cast at the Meeting in person or by proxy on such Proposal, provided a quorum exists. Proposal 2, Proposal 3 and Proposal 4 require the affirmative vote of a majority of the outstanding voting securities of the Fund. Under the 1940 Act, the vote of a “majority of the outstanding voting securities” means the affirmative vote of the lesser of (a) 67% or more of the shares present at the Meeting or represented by proxy if the holders of 50% of the outstanding shares are present or represented by proxy or (b) more than 50% of the outstanding voting shares (a “1940 Act Majority”). Proposal 5 requires the affirmative vote of the holders of a simple majority of the votes cast by holders of shares of the Fund’s common stock present in person or represented by proxy at the Meeting, provided a quorum is present.

A Proxy may be revoked at any time before it is voted by written notice to the Secretary of the Fund revoking it, by submitting a properly executed Proxy bearing a later date, or by attending the Meeting and voting in person.  Attending the Meeting will not automatically revoke a previously executed Proxy.  Shares represented by a Proxy marked to withhold authority to vote for a Class I Director, abstentions and “broker non-votes” will be included in determining the existence of a quorum at the Meeting, but will not constitute a vote in favor of a Proposal. Therefore, abstentions and “broker non-votes” will have no effect on Proposal 1 and 5 and will have the effect of a vote “AGAINST” Proposals 3, 4 and 5.  A “broker non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular matter because the broker does not have discretionary voting power with respect to that matter and has not received instructions from the beneficial owner.
A quorum of stockholders is constituted by the presence in person or represented by Proxy of the holders of more than 50% of the Fund’s outstanding shares of common stock at the Meeting.  Whether or not a quorum is present at the Meeting, one or more adjournments of the Meeting may be proposed.  Any such adjournment will require the affirmative vote of the holders of a majority of the Fund’s shares present in person or represented by Proxy and entitled to vote at the Meeting.  If an adjournment is proposed, the persons named as Proxies will vote thereon according to their best judgment in the interest of the Fund.
The Board has fixed the close of business on August 19, 2019 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting and at any adjournment thereof.  On that date, the Fund had 13,267,111 shares of common stock outstanding and entitled to vote.  Stockholders are entitled to one vote for each Fund share held and fractional votes for each fractional Fund share held.  Stockholders are not entitled to any appraisal rights as the result of any Proposal.
If you wish to attend the Meeting in person, whether or not you hold your shares in your own name, you will need to present satisfactory evidence of your identity, which for this purpose is a valid U.S. federal or state government issued picture identification, such as a driver’s license or passport.
The Board knows of no business other than that mentioned in the Notice of Annual Meeting of Stockholders which will be presented for consideration at the Meeting.  If any other matter is properly presented, it is the intention of the persons named in the enclosed Proxy to vote in accordance with their best judgment.
The Fund will furnish, without charge, a copy of its Annual Report for its fiscal year ended December 31, 2018 and its most recent Semi-Annual Report to any stockholder upon request.  Requests for these Reports, which have been previously made available,  should be made in writing to The Swiss Helvetia Fund, Inc., 615 East Michigan Street, Milwaukee, Wisconsin 53202, or by calling the Fund’s toll-free telephone number:  1-800-730-2932. These reports are also available on the SEC’s website at www.sec.gov.

IMPORTANT INFORMATION TO HELP YOU UNDERSTAND AND VOTE ON THE PROPOSALS AT THE FUND’S ANNUAL STOCKHOLDER MEETING
While we encourage you to read the full text of this Proxy Statement, for your convenience, we have provided a brief overview of the matters you are being asked to vote on.
QUESTIONS AND ANSWERS
Q.	Why am I receiving these Proxy Materials?
A.
These Proxy materials, sent on behalf of the Board of Directors (the “Board”) of The Swiss Helvetia Fund, Inc. (the “Fund”), contain a Notice of the Annual Meeting of Stockholders, a Proxy Statement and a Proxy Card. These materials provide you with information regarding the proposals that will be presented at, and other information relating to, the Fund’s Annual Meeting of Stockholders scheduled to be held on October 3, 2019 (the “Meeting”). You are receiving these materials because you owned shares of common stock of the Fund as of the record date for the Annual Meeting and you are being asked to vote on the proposals to be presented at the Meeting.

Q.	What am I being asked to vote “FOR” at the Meeting?
A.
You are being asked to approve each proposal set forth in the Proxy Statement. The Board, including the Directors who are not “interested persons” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Fund (the “Non-Interested Directors”) have approved each of these proposals, believe they are in stockholders’ best interests and recommend that you approve them.

Proposal 1: Elect Class I Directors.  You are being asked to elect two Class I Directors to the Fund’s Board.
Proposal 2: Approve New Investment Advisory Agreement.  You are being asked to approve an Investment Advisory Agreement between the Fund and Bulldog Investors, LLC (“Bulldog”) (the “Proposed Agreement”).
Proposal 3: Approve the Replacement of the Fund’s Fundamental Investment Objective with a Non-Fundamental Investment Objective of Providing Total Return. You are being asked to approve the replacement of the Fund’s fundamental investment objective with a non-fundamental investment objective of providing total return.
Proposal 4: Approve Amendments to Certain of the Fund’s Fundamental Investment Restrictions. You are being asked to approve certain amendments to the Fund’s fundamental investment restrictions.
Proposal 5: Ratify the Selection of the Fund’s Independent Registered Public Accounting Firm.  You are being asked to ratify the selection by the Fund’s Board of Tait, Weller & Baker, LLP as the Fund’s independent registered public accounting firm for the year ending December 31, 2019.
Q.	Why am I being asked to vote on the Proposed Agreement with Bulldog (Proposal 2)?
A.
Following completion of the Fund’s tender offer in November, 2018, the Fund’s current investment adviser, Schroder Investment Management North America Inc. (“SIMNA”) and sub-investment adviser, Schroder Investment Management North America Limited (“SIMNA Ltd” and together with SIMNA, “Schroders”), advised the Board that it would cease to provide executive officers to the Fund, which it had been providing at no additional cost to the Fund. Shortly thereafter, JPMorgan Chase Bank, N.A., the Fund’s administrator and custodian, notified the Fund of its resignation as custodian and administrator for the Fund. These actions have resulted in additional costs to the Fund because it was required to obtain replacement officers and a new administrator and custodian.

Commencing in February, 2019, Bulldog began discussions with the Non-Interested Directors who are not “interested persons” of Bulldog (Richard Dayan, Gerald Hellerman and Moritz Sell, collectively, the “Non-Bulldog Directors”) regarding a possible change in the Fund’s fundamental investment objective and fundamental investment restrictions together with a change in the investment adviser of the Fund in order to make the Fund a more attractive investment opportunity. At in-person meetings of the Board on June 13, 2019 and July 23, 2019, the Directors, including all of the Non-Bulldog Directors (meeting with the full Board and separately in executive session) met to consider Bulldog’s proposals to become the Fund’s investment adviser and to change the Fund’s fundamental investment objective and fundamental investment restrictions. The Non-Bulldog Directors discussed and considered materials which had been distributed to them in advance of the meetings and prepared by Bulldog, including responses to questionnaires provided by the Fund’s counsel that were reviewed and commented on by the Non-Bulldog Directors prior to submission to Bulldog with respect to certain matters that counsel believed relevant to the approval of the Proposed Agreement under Section 15 of the 1940 Act. In addition, the Non-Bulldog Directors met in person with representatives from Bulldog and had the opportunity to ask, and did ask, them follow-up and additional questions. After consideration of various factors, including (a) the limited ongoing utility of a Swiss-equities concentrated Fund with a higher expense ratio than is otherwise available to investors seeking exposure to Swiss equities in the U.S.; (b) that Bulldog is an SEC-registered investment adviser with approximately $309 million under management; (c) that the principals of Bulldog each have over 20 years of investment management experience, including more than 10 years as the adviser to a publicly traded, closed-end investment company; and (d) that Bulldog is proposing an “activist” investment strategy for the Fund, a majority of the Non-Bulldog Directors, voting in person and constituting a majority of the Board, unanimously approved the Proposed Agreement as in the best interests of the Fund and its stockholders.
Pursuant to the 1940 Act, an agreement with a new investment adviser of the Fund requires stockholder approval.
Q.	What is an “activist” strategy and if Bulldog becomes the Fund’s investment adviser, how would it implement this strategy?

A.
An “activist” strategy, as proposed by Bulldog, is one in which an investor, in this case the Fund, would acquire securities and seek to influence the actions of the issuer’s management to increase the value of such securities. Such actions would typically include discussions with management and may also include submitting proposals for a vote of the issuer’s security holders, seeking board representation and proxy contests, and collaborating with other security holders.

Q.	How will the Proposed Agreement affect me as a Fund stockholder?
A.
Although approval of the Proposed Agreement does not, by its terms, change the Fund’s investment objective, principal investment strategies or fundamental investment policies, the Non-Interested Directors have determined that implementation of the Proposed Agreement is contingent on stockholder approval of Proposal 3 (replacement of the Fund’s fundamental investment objective) and Proposal 4.a (an amendment to a fundamental investment restriction to exclude closed-end funds from the Fund’s concentration limit). That is, if stockholders approve the Proposed Agreement but fail to approve Proposal 3 and Proposal 4.a, the Proposed Agreement will not be implemented and Bulldog will not become the Fund’s investment adviser. If the Fund’s stockholders approve Proposal 3 and Proposal 4, the Fund’s investment objective, principal investment strategies and fundamental investment restrictions will change significantly. For more detailed information about the proposed changes to the Fund’s investment objective, principal investment strategies and fundamental investment restrictions see the enclosed Proxy Statement.

Bulldog’s duties under the Proposed Agreement include supervising the Fund’s investment program, including consulting with the Fund’s Board regarding the Fund’s overall investment strategy; making investment strategy decisions for the Fund (in consultation with the Fund’s Board); managing the investing and re-investing of Fund assets; placing purchase and sale orders on behalf of the Fund; advising the Fund with respect to all matters relating to the Fund’s use of leveraging techniques; and providing or procuring the provision of research and statistical data to the Fund in relation to investing and other matters within the scope of the investment objective and limitations of the Fund.

The terms of the Proposed Agreement between the Fund and Bulldog are substantially similar to the terms of the existing agreement with SIMNA (the “Current Agreement”), except that the contractual fee rate to be paid by the Fund is higher under the Proposed Agreement with Bulldog. The Non-Bulldog Directors have concluded that the terms of the Proposed Agreement, including the increased contractual fee rate, support Bulldog providing investment advisory services to the Fund, including implementation of an “activist” investment strategy for the Fund, but only if stockholders approve Proposal 3 (replacement of the Fund’s fundamental investment objective) and Proposal 4.a (an amendment to a fundamental investment restriction to exclude closed-end funds from the Fund’s concentration limit)). Given the proposed changes to the Fund’s investment objective, principal investment strategies and fundamental investment restrictions, the Non-Bulldog Directors believe that a Bulldog managed fund pursuing an activist strategy will be a more attractive investment opportunity than the current investment opportunity.
Q:	How do the advisory fees payable by the Fund compare under the Proposed Agreement and the Current Agreement?
A:
The Current Agreement between the Fund and SIMNA contains a fee rate schedule that provides for an annual advisory fee of 0.70% of the Fund’s average monthly net assets and includes certain “breakpoints” as the Fund’s net assets increase. In contrast, the Proposed Agreement provides for an annual advisory fee, payable monthly in arrears, of 1.25% based on the Fund’s average total investable assets, as calculated daily, up to and including $100 million of total investable assets and an annual fee of 1.15% of the Fund’s average total investable assets, as calculated daily, in excess of $100 million of total investable assets. “Total investable assets” means the Fund’s net assets plus the amount of indebtedness and preferred stock of the Fund deducted in determining the Fund’s net assets.

Q:	What will happen if the Proposed Agreement is not approved by Stockholders?
A:
If stockholders fail to approve Proposal 3 or Proposals 4.a, or if the Proposed Agreement is not approved by the Fund’s stockholders, the Board currently expects that Schroders would continue to manage the Fund and the Fund’s Board, including the Non-Interested Directors, would consider what actions, if any, would be appropriate.

Q:	Are any further actions proposed following the Meeting?
A:
If the Fund’s stockholders approve each of Proposals 2, 3 and 4, the Fund’s Board intends, as promptly as practicable, to commence a tender offer for up to 15% of the Fund’s outstanding shares of common stock at 95% of net asset value per share (“NAV”) in order to provide an opportunity for those stockholders who do not wish to continue their investment as a stockholder of the Fund to exit, at least in part, their investment. In addition, the Board anticipates that the Fund would opportunistically sell the liquid positions in the Fund’s portfolio in order to facilitate implementation of the new investment strategy.

Q:	Who is eligible to vote at the Meeting?
A:
Stockholders of record of the Fund as of the close of business on August 19, 2019 are entitled to vote at the Meeting and any adjournments thereof. As of that date, the Fund had 13,267,111 shares of common stock outstanding and entitled to vote. Stockholders are entitled to one vote for each Fund share held and fractional votes for each fractional Fund share held, with no shares having cumulative voting rights. Stockholders are not entitled to any appraisal rights as the result of any Proposal.

Q:	What vote is required to approve the Proposals?
A:	Each Proposal is subject to different voting standards, as set forth below:

Proposal 1: Elect Class I Directors.  Directors are elected by a plurality of the votes cast at the Meeting by the Fund’s stockholders entitled to vote.
Proposal 2: Approve New Investment Advisory Agreement.  The 1940 Act requires that the Proposed Agreement be approved by a “majority of the outstanding voting securities” of the Fund. As defined in the 1940 Act, a “majority of the outstanding voting securities” of the Fund means the lesser of (i) 67% or more of the Fund’s outstanding shares present at the Meeting, if the holders of more than 50% of the Fund’s shares are present or represented by Proxy or (ii) more than 50% of the Fund’s outstanding shares (a “1940 Act Majority”).
Proposal 3: Approve the Replacement of the Fund’s Fundamental Investment Objective with a Non-Fundamental Investment Objective of Providing Total Return. The 1940 Act requires that the replacement of the Fund’s fundamental investment objective be approved by a 1940 Act Majority. A non-fundamental objective may be changed by the Board in its discretion.
Proposal 4: Approve the Amendments to Certain of the Fund’s Fundamental Investment Restrictions. As described further in Proposal 4, you are being asked to vote on the following changes to the Fund’s fundamental investment restrictions, each to be voted on separately:
(a)	to exclude closed-end funds from the Fund’s concentration limit;
(b)	to permit the issuance by the Fund of senior securities subject to the limitations of the 1940 Act, and the rules and regulations thereunder;
(c)	to permit the Fund to make loans subject to approval by the Fund’s Board of Directors;
(d)
to permit the Fund to buy or sell commodities, commodity contracts, futures contracts, real estate or interests in real estate for hedging and risk management purposes and subject to approval of the Fund’s Board of Directors and to engage in transactions in securities secured by real estate or of companies that invest in real estate; and

(e)	to permit the Fund to make short sales of securities for hedging purposes.
The 1940 Act requires that these amendments be approved by a 1940 Act Majority.
Proposal 5: Ratify the Selection of the Fund’s Independent Registered Public Accounting Firm.  Ratification of the selection of the Fund’s independent public accounting firm requires the affirmative vote of a majority of the votes cast by holders of shares of the Fund’s common stock present in person or represented by proxy at the Meeting, provided a quorum is present.
Q:	How can a quorum be established for the Meeting?
A:
The presence in person or by Proxy of the holders of a majority of the shares of Fund’s common stock entitled to vote at the Meeting shall constitute a quorum. Shares represented by a Proxy marked to withhold authority to vote for a Director, abstentions and broker non-votes will be included in determining the existence of a quorum at the Meeting but will have the effect of a vote “AGAINST” Proposals 2, 3, and 4 and no effect on Proposals 1 and 5. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular matter because the broker does not have discretionary voting power with respect to that matter and has not received instructions from the beneficial owner.

Q.	How do I vote my shares?
A.
You can vote your shares in person at the Meeting, or by completing, signing and dating the enclosed Proxy Card and mailing it in the enclosed postage-paid envelope. Alternatively, you may vote by telephone by calling the toll-free number on the Proxy Card or by computer by going to the secured website provided on the Proxy Card and following the instructions, using your Proxy Card as a guide.

Q.	Will my vote make a difference?
A.
Yes. Your vote is important and makes a difference in the governance of the Fund, no matter how many shares you own. Your prompt response will help ensure that the Proposals can be implemented, and will help the Fund to expedite this transition and avoid additional Proxy solicitation costs. We encourage all stockholders to participate in the governance of the Fund.

Q.	Who do I call if I have questions?
A.	If you need any assistance, or have any questions regarding the Proposals or how to vote your shares, please call InvestorCom LLC at 877-972-0090.

PROPOSAL 1:  TO ELECT TWO CLASS I DIRECTORS
The Board is transitioning from a classified structure in which each class of directors has historically been elected for a three-year term, to a non-classified structure in which each director is elected annually for a one-year term. 2019 is the last year of the transition period. Beginning at the Fund’s 2020 Annual Meeting of Stockholders, each director will be elected annually for a one-year term or until his successor is duly elected and qualified.
The number of Directors currently is five, composed of two Class I Directors, one Class II Director and two Class III Directors.  Stockholders are being asked to elect two Class I Directors to serve for a one-year term.  The Class I nominees, Moritz A. Sell and Richard Dayan, are the only nominees to be considered for election as Class I Directors at the Meeting and, if elected, each will serve a one-year term of office until the 2020 Annual Meeting, or until his respective successor is duly elected and qualifies.
Section 16 of the 1940 Act requires that directors be elected by stockholders; however, vacancies occurring between stockholder meetings may be filled by the Board, provided that after the filling of such vacancy at least two-thirds of the directors then in office will have been elected by stockholders. Messrs. Dakos and Sell were elected by stockholders on June 27, 2017. Messrs. Goldstein and Hellerman were elected by stockholders on June 19, 2018. Mr. Dayan was appointed by the Board in July, 2018 to fill a vacancy created by a director resignation.
At a meeting held on March 22, 2019, each of the Class I nominees was nominated by the Governance / Nominating Committee of the Board.  On the same date, the Board unanimously proposed Mr. Sell and Mr. Dayan to serve as the Class I nominees for election at this Meeting.
Required Vote and the Board’s Recommendation
Unless authority is withheld, it is the intention of the persons named in the accompanying form of Proxy to vote each Proxy “FOR” the election of the Class I nominees of the Fund listed above.  Each nominee has indicated he will serve, if elected, but if either such nominee should be unable to serve, Proxies will be voted for an alternate nominee, if any, designated by the Board.  Each of the nominees currently is a member of the Board.
Please see pages 9, 14 and 15 of this Proxy Statement for additional information concerning the Class I nominees.
In accordance with Delaware law and the Fund’s Certificate of Incorporation and By-Laws, Directors are elected by a plurality of the votes cast at the Meeting by the stockholders entitled to vote.
THE BOARD, INCLUDING THE NON-INTERESTED DIRECTORS, UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE TWO NOMINEES AS CLASS I DIRECTORS.

Certain Information Concerning Directors and Executive Officers
The following tables set forth certain information about each person nominated for election as a Director by the Board, each person currently serving and continuing as a Director and each person who currently serves as an Executive Officer of the Fund.  All of the information is as of March 31, 2019, except that shares of stock beneficially owned are as of August 15, 2019.
Messrs. Dayan, Goldstein, Hellerman and Sell are each not considered an “interested person” of the Fund within the meaning of the 1940 Act (each a “Non-Interested Director”). Mr. Dakos is currently considered an “interested person” of the Fund within the meaning of the 1940 Act as a result of his position as President and Chief Executive Officer of the Fund. In addition, Messrs. Dakos and Goldstein will be considered “interested persons” of the Fund within the meaning of the 1940 Act, assuming approval of the investment advisory agreement between the Fund and Bulldog pursuant to Proposal 2, because of their affiliations with Bulldog. The information with respect to the Directors is separately stated for the Non-Interested Directors and the Directors who are deemed to be “interested persons” of the Fund within the meaning of the 1940 Act.
Class I Non-Interested Directors (Nominees for Terms Expiring in 2020)
Name, Address[1] & Age	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen by Director+	Other Directorships Held by Director or Nominee for Director	Shares of Common Stock Beneficially Owned
Richard Dayan Age: 76	Director; Member of the Audit Committee; Member of the Governance / Nominating Committee	Since 2018. Term to expire 2020.	President and owner of Cactus Trading since 1990	1	Trustee of High Income Securities Fund since 2018; Director of Emergent Capital, Inc. (formerly, Imperial Holdings, Inc.) until 2016	0
Moritz A. Sell Age: 51	Director; Member and Chair of the Audit Committee; Lead Independent Director	Since 2017 Term to expire 2020.	Principal, Edison Holdings GmbH; Senior Advisor, Markston International LLC; Director, Market Strategist and Head of Proprietary Trading (London Branch), Landesbank Berlin AG and Landesbank Berlin Holding AG (formerly, Bankgesellschaft Berlin AG) from 1996 to 2013	1	Trustee of High Income Securities Fund since 2018, Director of FAX (Aberdeen Asia Pacific Income Fund) and FCO (Aberdeen Global Income Fund) since 2018, Director of IAF (Aberdeen Australia Equity Fund) since 2004; Director of Aberdeen Greater China Fund until 2018; Chairman and Director of Aberdeen Singapore Fund until 2018	2,000

Class III Non-Interested Directors (Term Will Expire in 2020)
Name, Address[1] & Age	Position(s) with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During at Least the Past Five Years	Number of Portfolios in Fund Complex Overseen by Director+	Other Directorships Held by Director During at Least the Past Five Years	Shares of Common Stock Beneficially Owned
Phillip F. Goldstein* Age: 74	Director; Member and Chair of the Governance / Nominating Committee	Since 2018 Term expires 2020	Member of Bulldog Investors, LLC since 2009; Principal of the general partner of several private investment partnerships in the Bulldog Investors group of private funds since 2009; Principal of the managing general partner of Bulldog Investors General Partnership	2	Chairman and Director of The Mexico Equity and Income Fund, Inc. since 2000; Chairman and Director of Special Opportunities Fund, Inc. since 2009; Trustee of High Income Securities Fund since 2018; Director of Brookfield DTLA Fund Office Trust Investor Inc. since 2017; Director of MVC Capital, Inc. since 2013; Trustee of Crossroads Liquidating Trust (formerly, Crossroads Capital, Inc.) since 2016; Chairman and Director of Emergent Capital, Inc. (formerly, Imperial Holdings, Inc.) until 2017	1,037
Gerald Hellerman Age: 81	Director; Member of the Audit Committee; Member and Chair of the Pricing Committee	Since 2018 Term expires 2020	Chief Compliance Officer of The Mexico Equity and Income Fund, Inc. since 2001 and Special Opportunities Fund, Inc. since 2009; Formerly Managing Director of Hellerman Associates (a financial and corporate consulting firm) since 1993 (which terminated activities as of December 31, 2013);	2	Director of The Mexico Equity and Income Fund, Inc. since 2001; Special Opportunities Fund, Inc. since 2009; MVC Capital, Inc. since 2003; Trustee of Crossroads Liquidating Trust (formerly, Crossroads Capital, Inc.) since 2017; Fiera Capital Series Trust since 2017; Director of Emergent Capital, Inc. (formerly, Imperial Holdings, Inc.) until 2017; Trustee of High Income Securities Fund since 2018; Ironsides Partners Opportunity Offshore Fund Ltd. until 2016	1,041

Class II Interested Director (Term Will Expire in 2020)
Name, Address[1] & Age	Position(s) with Fund (Since)	Term of Office and Length of Time Served	Principal Occupation(s) During at Least the Past Five Years	Number of Portfolios in Fund Complex Overseen by Director+	Other Directorships Held by Director During at Least the Past Five Years	Shares of Common Stock Beneficially Owned
Andrew Dakos** Age: 53	Director and Chairman; President and Chief Executive Officer	Director since 2017; Chairman since 2018; President and Chief Executive Officer since 2019 Term expires 2020	Member, Bulldog Investors, LLC; Principal of the general partner of several private investment partnerships in the Bulldog Investors group of private funds; Principal of the managing general partner of Bulldog Investors General Partnership	2	President and Director of Special Opportunities Fund, Inc. since 2009; Trustee, Crossroads Liquidating Trust (formerly, Crossroads Capital, Inc.) since 2015; President and Trustee of High Income Securities Fund since 2018; Director of Brookfield DTLA Fund Office Trust Investor Inc.; Director of Emergent Capital, Inc. (formerly, Imperial Holdings, Inc.) until 2017; Director of The Mexico Equity and Income Fund, Inc. until 2015	64

Executive Officers
Name, Address[1] & Age	Position(s) with Fund	Term of Office and Length of Time Served[2]	Principal Occupation(s) During at Least the Past Five Years	Shares of Common Stock Beneficially Owned
Andrew Dakos Age: 53	President and Chief Executive Officer; Director and Chairman.	President and Chief Executive officer since 2019; Chairman since 2018; Director since 2017	Member, Bulldog Investors, LLC; Principal of the general partner of several private investment partnerships in the Bulldog Investors group of private funds; Principal of the managing general partner of Bulldog Investors General Partnership	64
Thomas Antonucci Age: 50	Chief Financial Officer	Since 2019	Director of Operations, Bulldog Investors, LLC; Chief Financial Officer and Treasurer of Special Opportunities Fund; Treasurer of High Income Securities Fund	0
Stephanie Darling Age: 49	Chief Compliance Officer	Since 2019	General Counsel and Chief Compliance Officer of Bulldog Investors, LLC; Chief Compliance Officer of High Income Securities Fund; Principal of The Law Office of Stephanie Darling; Editor-in-Chief of The Investment Lawyer	0
Rajeev Das Age: 50	Secretary	Since 2019	Head of Trading, Bulldog Investors, LLC	32

_______________________________
+	“Fund Complex” for this purpose includes the Fund and Special Opportunities Fund, Inc., an SEC-registered closed-end investment company advised by Bulldog.
*
Mr. Goldstein will be considered an “interested person” of the Fund within the meaning of the 1940 Act (and will be deemed a Class III Interested Director of the Fund) in the event that an investment advisory agreement between the Fund and Bulldog pursuant to Proposal 2, becomes effective because of his affiliation with Bulldog.

**
Mr. Dakos is considered an “interested person” of the Fund within the meaning of the 1940 Act (and a Class II Interested Director of the Fund) as a result of his position as President and Chief Executive Officer of the Fund. Mr. Dakos will also be considered an “interested person” of the Fund within the meaning of the 1940 Act in the event that stockholders approve the investment advisory agreement between the Fund and Bulldog pursuant to Proposal 2, because of his affiliation with Bulldog.

[1]	The Address for each Director and Executive Officer, unless otherwise noted, is c/o The Swiss Helvetia Fund, Inc., 615 East Michigan Street, Milwaukee, Wisconsin 53202.
[2]	Each Executive Officer serves on a year-to-year basis for an indefinite term, until his or her successor is elected and qualifies.
The Fund’s Executive Officers are elected annually by the Board generally at its regular meeting in connection with the Annual Meeting of Stockholders.
As indicated in the table above, Messrs. Dayan, Hellerman and Sell are trustees of the High Income Securities Fund as are each of Messrs. Dakos and Goldstein.  In addition, Mr. Hellerman is a director of Mexico Equity and Income Fund, Inc. and Special Opportunities Fund, Inc. as is Mr. Goldstein. Mr. Dakos is also a director of Special Opportunities Fund, Inc.  Mr. Hellerman is also a director of MVC Capital, Inc. and a trustee of Crossroads Liquidating Trust as is Mr. Goldstein.  Mr. Dakos is also a trustee of Crossroads Liquidating Trust. Mr. Hellerman is the Chief Compliance Officer of The Mexico Equity and Income Fund, Inc. and also of Special Opportunities Fund, Inc. Bulldog is the investment adviser to Special Opportunities Fund, Inc.
Management Ownership
To the knowledge of the Fund’s management, as of the close of business on August 19, 2019, all Non-Interested Directors and all Executive Officers as a group (8 persons) beneficially owned 4,142 shares, which constituted less than 1.00% of the outstanding shares of common stock of the Fund. Mr. Dakos, who is deemed an “interested person” of the Fund within the meaning of the 1940 Act, as a result of his position as President and Chief Executive Officer of the Fund, beneficially owned 64 shares, which constitutes less than 1.00% of the outstanding shares of common stock of the Fund. Share numbers in this Proxy Statement have been rounded to the nearest whole share.

Name of Director or Nominee	Position	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Funds Overseen or to be Overseen by Director or Nominee in Family of Investment Companies*
Richard Dayan	Class I Non-Interested Director / Class I Non-Interested Director Nominee	0	0
Moritz A. Sell	Class I Non-Interested Director / Class I Non-Interested Director Nominee	$10,001 – $50,000	$10,001 – $50,000
Andrew Dakos**	Class II Interested Director	$1 – 10,000	Over $100,000
Phillip F. Goldstein***	Class III Non-Interested Director	$1 – 10,000	Over $100,000
Gerald Hellerman	Class III Non-Interested Director	$1 – 10,000	Over $100,000
_________________________________
*	For this purpose, the family of investment companies is the Fund and Special Opportunities Fund, Inc., an SEC-registered closed-end investment company advised by Bulldog.
**
Mr. Dakos is considered an “interested person” of the Fund within the meaning of the 1940 Act (and a Class II Interested Director of the Fund) as a result of his position as President and Chief Executive Officer of the Fund. Mr. Dakos will also be considered an “interested person” of the Fund within the meaning of the 1940 Act in the event that stockholders approve the investment advisory agreement between the Fund and Bulldog pursuant to Proposal 2 because of his affiliation with Bulldog.

***
Mr. Goldstein will be considered an “interested person” of the Fund within the meaning of the 1940 Act (and will be deemed a Class III Interested Director of the Fund”) in the event that an investment advisory agreement between the Fund and Bulldog becomes effective because of his affiliation with Bulldog.

In 2018, the Fund paid approximately $178,000 to Bulldog as reimbursement of its proxy solicitation costs for the Fund’s 2017 and 2018 Annual Meetings of Stockholders. The solicitations resulted in the election to the Fund’s Board of Messrs. Dakos and Sell in 2017 and Messrs. Goldstein and Hellerman in 2018. Messrs. Dakos and Goldstein are members of Bulldog. In November 2018, the Fund completed a cash tender offer for approximately 65% of its outstanding shares of common stock at a price of $7.86 per share.    The following directors disposed of shares in the tender off as follows: Mr. Dakos – 1,095 shares; Mr. Goldstein – 17,633 shares; Mr. Hellerman  - 691 shares; and Mr. Sell – 2,126 shares.  In addition, Messrs. Dakos and Goldstein each reported on Form 4 the disposition in the tender offer 1,782,348 shares deemed to be beneficially owned by them.
As of the record date, the Non-Interested Directors (other than Mr. Goldstein) and their immediate family members did not own beneficially or of record any securities in Schroders, Bulldog or any affiliate thereof. Furthermore, over the past five years, neither the Non-Interested Directors (other than Mr. Goldstein), nor any of their immediate family members have had any direct or indirect interest, the value of which exceeds $120,000 in Schroders, Bulldog, or any affiliate thereof. In addition, as of the last two fiscal years, neither the Non-Interested Directors (other than Mr. Goldstein) nor any of their immediate family members have conducted any transactions (or series of transactions) or maintained any direct or indirect relationship in which the amount involved was more than $120,000 and to which Schroders, Bulldog or any affiliate thereof was a party.
Additional Information about the Fund’s Board of Directors
Board’s Oversight Role in Management.  The Board’s role in management of the Fund is oversight.  The Board provides oversight with respect to the Fund’s governance, operations, performance and stockholder relations.  In that capacity the Board, directly and through permanent and ad hoc committees, provides oversight of the Fund’s investment adviser, SIMNA, the Fund’s sub-investment adviser, SIMNA Ltd., the Fund’s independent registered public accounting firm, Tait, Weller & Baker, LLP (“Tait Weller”), the Fund’s administrator and fund accountant, USB, and Fund management.
As is the case with virtually all investment companies (as distinguished from operating companies), service providers to the Fund have the primary responsibility for the day-to-day management of the Fund, which includes responsibility for risk management (including management of investment performance and investment risk, valuation risk, issuer and counterparty credit risk, compliance risk and operational risk).  As part of its oversight, the Board, acting at its scheduled meetings, or the Chairman, acting between Board meetings, regularly interacts with and receives reports from senior personnel of service providers, including SIMNA’s Chief Operating Officer and Head of Fund Administration, the Fund’s Chief Compliance Officer and portfolio management personnel.  The Board’s Audit Committee meets during its scheduled meetings, and, between meetings, the Audit Committee chair maintains contact, with the Fund’s independent registered public accounting firm and the Fund’s Principal Financial Officer.  The Board also receives periodic presentations from senior personnel of Schroders or their affiliates regarding risk management generally, as well as periodic presentations regarding specific operational, compliance or investment areas.  The Board has adopted policies and procedures designed to address certain risks to the Fund.  In addition, Schroders and other service providers to the Fund have adopted a variety of policies, procedures and controls designed to address particular risks to the Fund.  Different processes, procedures and controls are employed with respect to different types of risks.  However, it is not possible to eliminate all of the risks applicable to the Fund.  The Board also receives reports from the Fund’s Chief Compliance Officer and counsel to the Fund regarding regulatory compliance and governance matters.  The Board’s oversight role does not make the Board a guarantor of the Fund’s investments or activities.

Board Composition and Leadership Structure.  The 1940 Act requires that at least 40% of a fund’s board members not be “interested persons” (as defined in the 1940 Act) of the fund and as such are not affiliated with the fund’s investment adviser (“Independent Board members”).  To rely on certain exemptive rules under the 1940 Act, a majority of a fund’s board members must be Independent Board members, and for certain important matters, such as the approval of investment advisory agreements or transactions with affiliates, the 1940 Act or the rules thereunder require the approval of a majority of the Independent Board members.  Currently, more than 75% of the Board and the chair of each of the Board’s permanent committees, is comprised of Independent Board members.  The Board has determined that its current leadership structure is appropriate in light of the services that Schroders provide to the Fund and potential conflicts of interest that could arise from that relationship. If the investment advisory agreement between the Fund and Bulldog becomes effective, Mr. Goldstein will be considered an “interested person” within the meaning of the 1940 Act (and will no longer be considered an “Independent Board member”) because of his affiliation with Bulldog. In this event Mr. Goldstein will step-down as Chair and member of the Governance and Nominating Committee.
Information About Each Director’s Experience, Qualifications, Attributes or Skills.  The Board believes that the significance of each Director’s experience, qualifications, attributes or skills is an individual matter (meaning that experience that is important for one Director may not have the same value for another) and that these factors are best evaluated at the Board level, with no single Director, or particular factor, being indicative of Board effectiveness.  However, the Board believes that Directors need to have the ability to critically review, evaluate, question and discuss information provided to them, and to interact effectively with Fund management, service providers and counsel, in order to exercise effective business judgment in the performance of their duties; the Board believes that the Directors satisfy this standard.  Experience relevant to having this ability may be achieved through a Director’s educational background; business, professional training or practice (e.g., medicine, accounting or law), public service or academic positions; experience from service as a board member (including the Board of the Fund) or as an executive of investment funds, public companies or significant private or not-for-profit entities or other organizations; and/or other life experiences.  The Board’s Governance and Nominating Committee Charter contains certain other factors considered by the Committee in identifying and evaluating potential Director nominees. The Board and its committees have the ability to engage experts as appropriate.  The Board evaluates its performance on an annual basis.
Information about each Director follows (supplementing the information provided in the table above), including some of the specific experiences, qualifications, attributes or skills that each Director possesses which the Board believes has prepared them to be effective Directors.  Each Director satisfies the Fund’s Director qualification requirements set forth in Article II, Section 2 of the Fund’s Amended and Restated By-Laws and in the Governance and Nominating Committee Charter, which is attached as Exhibit A to the Proxy Statement.
Andrew Dakos – Mr. Dakos, the Chairman of the Board of the Fund, has over 18 years of investment management experience. In 2019 Mr. Dakos was appointed as the Fund’s President and Chief Executive Officer concurrent with the resignation of representatives of Schroders as the Fund’s executive officers.  He is currently a principal of the general partner of several private investment partnerships, and is a member of Bulldog, which serves as the investment adviser of such private investment partnerships, separately-managed accounts, and Special Opportunities Fund, Inc. (“SPE”) a publicly-traded closed end fund.  Mr. Dakos currently serves as president and a director of SPE; as a trustee of Crossroads Liquidating Trust (formerly, Crossroads Capital, Inc.); as a director of Brookfield DTLA Fund Office Trust Investor Inc.; and as president, member of the Interim Investment Committee, and a trustee of High Income Securities Fund.  Mr. Dakos previously served as a director of The Mexico Equity and Income Fund, Inc. and Emergent Capital, Inc. (formerly, Imperial Holdings, Inc.).

Richard Dayan – Mr. Dayan is the owner, and has served as the President of Cactus Trading, an importer and exporter of clothing and accessories, since 1990. Mr. Dayan currently serves as a trustee of High Income Securities Fund and previously served a director of Emergent Capital, Inc. (formerly, Imperial Holdings, Inc.). Mr. Dayan is a member of the Fund’s Audit Committee and its Governance / Nominating Committee.
Phillip F. Goldstein – Mr. Goldstein has over 25 years of investment management experience. He is currently a principal of the general partner of several private investment partnerships, and is a member of Bulldog, which serves as the investment adviser of such private investment partnerships, separately-managed accounts, and SPE. Mr. Goldstein currently serves as Chairman and a director of The Mexico Equity and Income Fund, Inc.; as Chairman and a director of SPE; as Chairman, Secretary, member of the Interim Investment Committee, and as a trustee of High Income Securities Fund; as a director of Brookfield DTLA Fund Office Trust Investor Inc.; as a director of MVC Capital, Inc.; and as a trustee of Crossroads Liquidating Trust (formerly, Crossroads Capital, Inc.). Mr. Goldstein previously served as Chairman and a director of Emergent Capital Inc. (formerly, Imperial Holdings, Inc.). Mr. Goldstein also serves as the Chair of the Fund’s Governance / Nominating Committee.
Gerald Hellerman – Mr. Hellerman currently serves as a director of The Mexico Equity and Income Fund, Inc.; as a director of SPE; as a director of MVC Capital, Inc.; as a trustee of Crossroads Liquidating Trust (formerly, Crossroads Capital, Inc.); and as a trustee of Fiera Capital Series Trust; and as a trustee of High Income Securities Fund. He is currently the Chief Compliance Officer of The Mexico Equity and Income Fund, Inc. and SPE. Mr. Hellerman was formerly the managing director of Hellerman Associates, a financial and corporate consulting firm (which commenced operations in 1993 and terminated activities as of December 31, 2013). Mr. Hellerman previously served as a director of Emergent Capital, Inc. (formerly, Imperial Holdings, Inc.), and as a director of Ironsides Partners Opportunity Offshore Fund Ltd. Mr. Hellerman is a member of the Fund’s Audit Committee and is the sole member of the Fund’s Pricing Committee.
Moritz A. Sell – Mr. Sell currently serves as Principal of Edison Holdings GmbH, a commercial real estate and venture capital firm, and as Senior Advisor to Markston International LLC, an independent investment manager.  From 1996 to 2013, he served as a Director, Market Strategist and Head of Proprietary Trading (London Branch) of Landesbank Berlin AG and its predecessor, Landesbank Berlin Holding AG (formerly named Bankgesellschaft Berlin AG).  Mr. Sell currently serves as a trustee of High Income Securities Fund; as a director of FAX (Aberdeen Asia Pacific Income Fund); as a director of FCO (Aberdeen Global Income Fund); and as a director of IAF (Aberdeen Australia Equity Fund). Mr. Sell previously served as chairman and a director of Aberdeen Singapore Fund and as a director of Aberdeen Greater China Fund.  Mr. Sell is the Fund’s Lead Independent Director and also serves as the Chair of the Fund’s Audit Committee.
Board Committees, Meetings and Compensation
The Board has three standing Committees:  the Audit Committee, the Governance and Nominating Committee and the Pricing Committee.  The Audit Committee is composed entirely of Non-Interested Directors.  Where deemed appropriate, the Board may constitute ad hoc committees.

Audit Committee.  The current members of the Audit Committee of the Board are Messrs. Dayan, Hellerman and Sell.  Mr. Sell serves as Chair of the Audit Committee.  Each member of the Committee is “independent” under the listing standards of the New York Stock Exchange (“NYSE”).
Pursuant to the Audit Committee Charter adopted by the Board, the function of the Audit Committee is to assist Board oversight of (i) the integrity of the Fund’s financial statements; (ii) the Fund’s compliance with legal and regulatory requirements; and (iii) the independent registered public accounting firm’s qualifications, independence and performance.  The Audit Committee has direct responsibility to appoint, retain, determine the compensation of, evaluate and terminate the Fund’s independent registered public accounting firm, including sole authority to approve all audit engagement fees and terms and, in connection therewith, to review and evaluate matters potentially affecting the independence and capabilities of the independent registered public accounting firm.  The Audit Committee also oversees the accounting and financial reporting processes of the Fund and the audits of the Fund’s financial statements as well as the administration of the Fund.  The Audit Committee held five meetings during the year ended December 31, 2018.  The Fund’s Audit Committee Charter is available on the Fund’s website at www.swzfund.com.
Governance and Nominating Committee.  The Board has a Governance and Nominating Committee whose current members are Messrs. Dayan and Goldstein. Mr. Goldstein serves as Chair of the Governance and Nominating Committee.  Each member of the Committee is currently “independent” under the listing standards of the NYSE. However, if the investment advisory agreement between the Fund and Bulldog becomes effective, Mr. Goldstein will no longer be considered “independent” under the Investment Company Act or the listing standards of the NYSE as a result of his affiliation with Bulldog. If the investment advisory agreement between the Fund and Bulldog is approved, Mr. Goldstein will step down as Chair and member of the Governance and Nominating Committee and will be replaced on the Governance and Nominating Committee by a Non-Interested Director.
Among other responsibilities, the Governance and Nominating Committee selects and nominates persons for election or appointment by the Board and oversees the annual assessment of the effectiveness of the Board and such other matters of Fund governance as may be delegated to it by the Board or determined by the Governance and Nominating Committee to be appropriate.  In evaluating potential nominees, including any nominees recommended by stockholders, the Committee takes into consideration the factors listed in the Governance and Nominating Committee Charter, including character and integrity, experience in business, investment and economic matters in Europe, the United States, or Switzerland or political matters of Switzerland, and whether the Committee believes the person has the ability to apply sound and independent business judgment and would act in the interest of the Fund and its stockholders.  If the Fund’s fundamental investment objective is replaced with a non-fundamental investment objective of providing total return pursuant to Proposal 3 and the Fund’s fundamental investment policies are amended pursuant to Proposal 4, the Fund’s Governance and Nominating Committee Charter and By-laws will be amended to eliminate factors related specifically to business, investment, economic matters and companies in Switzerland. In evaluating potential nominees, the Committee also may consider whether a potential nominee’s professional experience, education, skills and other individual qualities and attributes, including gender, race or national origin, would provide beneficial diversity of skills, experience or perspective to the Board’s membership and collective attributes.  Such considerations will vary based on the Board’s existing membership and other factors, such as the strength of a potential nominee’s overall qualifications relative to diversity considerations.
The Governance and Nominating Committee will consider nominees recommended by a stockholder if such recommendation is in writing and received by the Fund by the deadline specified below under “Stockholder Proposals” and otherwise complies with the requirements for such proposals contained in the Governance and Nominating Committee Charter and the Fund’s By-Laws.  Any such recommendations should be submitted to the Fund’s Secretary, The Swiss Helvetia Fund, Inc., 615 East Michigan Street, Milwaukee, Wisconsin 53202.  The Governance and Nominating Committee held four meetings during the year ended December 31, 2018.  The Fund does not provide a copy of the Governance and Nominating Committee Charter on its website, but the Fund’s current Governance and Nominating Committee Charter is attached as Exhibit A to the Proxy Statement.
Pricing Committee.  The Board has a Pricing Committee whose sole member is Mr. Hellerman, who serves as Chair of the Pricing Committee.  The Pricing Committee oversees the fair valuation of the Fund’s portfolio securities for which market prices or quotations are not readily available or are deemed to be unreliable.  The Pricing Committee held one meeting during the year ended December 31, 2018.

During the year ended December 31, 2018, the Board met ten times.  Each of Messrs. Dakos and Sell attended at least 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all Committees of the Board on which he served.  Messrs. Goldstein and Hellerman were elected by stockholders to the Board at the 2018 Annual Meeting, and, with respect to the Board and Committee meetings held since each such Director was duly qualified, have satisfied the foregoing threshold. Mr. Dayan was elected a member of the Board on July 20, 2018, and, with respect to the Board and Committee meetings held since he was duly qualified, has satisfied the foregoing threshold.  The Fund has no formal written policy regarding Directors’ attendance at annual meetings of stockholders.  All of the Fund’s then-current Directors attended the 2018 Annual Meeting.
During the year ended December 31, 2018, the Fund paid each Non-Interested Director an annual retainer of $42,000, except for the Chairman of the Board to whom the Fund paid $56,000 and for the Chairs of the three standing Committees to each of whom the Fund paid $48,000.  In addition, the Fund paid each Non-Interested Director $2,000 for each in-person Board meeting attended, and $750 for each telephonic Board meeting attended. The Fund also paid each Non-Interested Director who is a member of a Committee a fee of $750 for each Committee meeting attended except when such meeting is held as part of a general Board meetings.  Each Non-Interested Director may be compensated for incremental work over and above attending a meeting, including work performed as a member of an ad hoc committee, based upon the value added to the Fund.  Finally, the Fund reimburses the Directors for certain out-of-pocket expenses, such as travel expenses, in connection with Board meetings. If Proposal 2 is approved and Bulldog becomes the Fund’s investment adviser, (i) each of Mr. Dakos and Mr. Goldstein have agreed to waive their Director compensation, (ii) Mr. Dakos will no longer be compensated for his services as the Fund’s President and Chief Executive Officer, and (iii) Mr. Goldstein will be replaced on the Fund’s Governance and Nominating Committee.
During the year ended December 31, 2018, the Directors received from the Fund and from the Fund Complex (as defined below) individual compensation for their services as directors (exclusive of reimbursed expenses), as set forth below. During 2018, no Executive Officer of the Fund received aggregate compensation from the Fund. Accordingly, no other persons have been included in the below compensation table.
Name of Person and Position	Aggregate Compensation from the Fund	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits upon Retirement	Total Compensation from Fund and Fund Complex* Paid to Directors
Andrew Dakos	$32,830	$0	$0	$32,830
Richard Dayan**	$25,785	$0	$0	$25,785
Phillip F. Goldstein, Chair of the Governance and Nominating Committee***	$29,780	$0	$0	$29,780
Gerald Hellerman, Chair of the Pricing Committee***	$31,280	$0	$0	$71,030
Moritz A. Sell, Chair of the Audit Committee	$64,435	$0	$0	$64,435
TOTAL REMUNERATION:	$184,110	$0	$0	$223,860
_________________________________
*	“Fund Complex” for this purpose includes the Fund and Special Opportunities Fund, Inc., an SEC-registered closed-end investment company advised by Bulldog.
**	Mr. Dayan was elected by the Board as a member of the Board on July 20, 2018.
***	Messrs. Goldstein and Hellerman were elected by stockholders to the Board at the 2018 Annual Meeting.

During the year ended December 31, 2018, the Fund also paid individual remuneration (exclusive of reimbursed expenses) to former Non-Interested Directors who retired from service or whose terms concluded during the year, as set forth below:

Name of Person and Position	Aggregate Compensation from the Fund*	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits upon Retirement	Total Compensation from Fund and Fund Complex* Paid to Directors
Joseph S. Callhoun, III, Former Director, Former Chair of the Governance and Nominating Committee	$34,750	$0	$0	$34,750
Brian A. Berris, Former Chairman of the Board	$39,500	$0	$0	$39,500
Jean E. Hoysradt, Former Director, Former Chair of the Pricing Committee	$31,000	$0	$0	$31,000
TOTAL REMUNERATION:	$105,250	$0	$0	$105,250

Commencing with the resignation of Schroders’ representatives as executive officers of the Fund in 2019, the Board approved the following compensation for the Fund’s executive officers: $25,000 per year for each of the Fund’s President and Chief Executive Officer, Chief Financial Officer and Secretary and $54,000 per year for the Fund’s Chief Compliance Officer.
Section 16(a) Beneficial Ownership Reporting Compliance
Under the securities laws of the United States, the Fund’s Directors, its Executive (and certain other) Officers, Schroders and certain affiliated persons of Schroders and any persons beneficially owning more than ten percent of the Fund’s common stock are required to report their ownership of the Fund’s common stock and any changes in that ownership to the Fund, the SEC and the NYSE.  Specific due dates for these forms have been established, and the Fund is required to report in this Proxy Statement any failure to file by these dates during 2018.  Based solely upon a review of copies of such forms and written representations from certain of such persons, all of these requirements appear to have been satisfied by such persons during the year ended December 31, 2018, except that on July 20, 2018, a Form 4 was filed late by a former director of the Fund.
Security Ownership of Certain Beneficial Owners
As of the record date, no stockholder, to the knowledge of the Fund, based on Schedule 13G and 13D filings with the SEC, beneficially owned more than five percent of the Fund’s outstanding shares of common stock.
_____________________________

PROPOSAL 2:  APPROVAL OF PROPOSED INVESTMENT ADVISORY AGREEMENT
BETWEEN THE FUND AND BULLDOG INVESTORS, LLC
At a meeting held on July 23, 2019, the Fund’s Board, including all of the members of the Board who are not “interested persons” (as defined in the 1940 Act), constituting a majority of the Board, voted to approve and recommend to stockholders for their approval a proposed Investment Advisory Agreement between the Fund and Bulldog. We refer to Directors who are not “interested persons” of the Fund as “Non-Interested Directors” and to the proposed Investment Advisory Agreement with Bulldog as the “Proposed Agreement.” In addition, we refer to Non-Interested Directors who are not “interested persons” of Bulldog as the “Non-Bulldog Directors.” The Proposed Agreement, if approved by stockholders, would replace the current Investment Advisory Agreement between the Fund and Schroder Investment Management North America Inc. (“SIMNA”), dated as of April 17, 2014 and the sub-advisory agreement between SIMNA and Schroder Investment Management North America Limited (“SIMNA Ltd” and together with SIMNA, “Schroders”), dated as of April 17, 2014 (the “Current Agreements”). The Current Agreements were last approved by stockholders on June 27, 2014 in connection with the Fund’s entry into the Current Agreements. The Current Agreements may be terminated at any time, without payment of any penalty, by the Board, by vote of a 1940 Act Majority or by Schroders, in each case on 60 days’ written notice to the parties thereto. The Current Agreements will automatically terminate in the event of “assignment” (as defined in the 1940 Act).

Proposal 2 will be implemented by the Fund, if approved by stockholders, but is contingent on stockholder approval of Proposal 3 and Proposal 4.a. If stockholders fail to approve Proposal 3 or Proposal 4.a or if the Proposed Agreement is not approved by a 1940 Act Majority, the Board currently expects that Schroders would continue to manage the Fund and the Board, including the Non-Interested Directors, would consider what actions, if any, would be appropriate.
If this Proposal and Proposals 3 and 4 are approved, the Board intends, as promptly as practicable, to implement a tender offer for up to 15% of the Fund’s outstanding shares at 95% of the Fund’s NAV upon completion of the tender offer. The Board considers that the tender offer provides an opportunity for those stockholders who do not wish to continue their investment as a stockholder of the Fund to exit, at least in part, their investment.
Terms of the Proposed Agreement
A form of the Proposed Agreement is attached hereto as Exhibit B. The Proposed Agreement provides that Bulldog will provide overall investment management services for the Fund, and in connection therewith (i) supervise the Fund’s investment program, including advising and consulting with the Fund’s Board regarding the Fund’s overall investment strategy; (ii) make, in consultation with the Fund’s Board, investment strategy decisions for the Fund; (iii) manage the investing and reinvesting of the Fund’s assets; (iv) place purchase and sale orders on behalf of the Fund; (v) advise the Fund with respect to all matters relating to the Fund’s use of leveraging techniques; and (vi) provide or procure the provision of research and statistical data to the Fund in relation to investing and other matters within the scope of the investment objective and limitations of the Fund.
Under the Current Agreements, the Fund pays SIMNA an annual advisory fee of 0.70% of the Fund’s average monthly net assets up to and including U.S. $250 million, 0.60% of such assets in excess of U.S. $250 million up to and including U.S. $350 million, 0.55% of such assets in excess of U.S. $350 million up to and including U.S. $450 million, 0.50% of such assets in excess of U.S. $450 million up to and including U.S. $550 million, and 0.45% of such assets in excess of U.S. $550 million. As compensation for its investment sub-advisory services, SIMNA Ltd receives 58.5% of the advisory fee paid by the Fund to SIMNA. The aggregate amount of advisory fees paid by the Fund to SIMNA during the fiscal year ended December 31, 2018 was $1,992,536.
Under the Proposed Agreement, the Fund would pay Bulldog a monthly advisory fee for the previous month at an annual rate of 1.25% of the Fund’s average total investable assets, as calculated daily, up to and including $100 million of total investable assets and an annual rate of 1.15% of the Fund’s average total investable assets, as calculated daily, in excess of $100 million of total investable assets. “Total investable assets” means the Fund’s net assets plus the amount of indebtedness and preferred stock of the Fund deducted in determining the Fund’s net assets.

Based on the Fund’s total investable assets as of December 31, 2018 and assuming that the level of total investable assets remained constant for a year, under the Current Agreements the annual advisory fee payable by the Fund to SIMNA would be $771,443, and, under the Proposed Agreement, the annual advisory fee payable to Bulldog by the Fund would be $1,314,134, an increase of $542,691, or 70%. The difference between the aggregate compensation paid or accrued by the Fund during the fiscal year ended December 31, 2018 under the Current Agreements (0.70%) and that which would have been payable pursuant to the Proposed Agreement (1.24%) is 0.54%. The following table shows Fund expenses as a percentage of net assets attributable to common shares for the fiscal year ended December 31, 2018, based on the fees for Schroders under the Current Agreement compared to the fees for Bulldog under the Proposed Agreement.

	Fiscal year ended December 31, 2018
	Schroders (Current Agreement)	Bulldog (Proposed Agreement)
Shareholder Transaction Expenses
Sales Load	None	None
Dividend Reinvestment and Cash Purchase Plan Fees	None	None

Annual Expenses (as a percentage of net assets attributable to shares of common stock)
Management Fees	0.70%	1.24%
Interest Payments on Borrowed Funds	0.00%	0.00%
Other Expenses	0.79%	0.72%
Total Annual Expenses	1.49%	1.96%

Example: The following example illustrates the hypothetical expenses that you would pay on a $1,000 investment in common shares, assuming (i) annual expenses of 1.49% (for Schroders at December 31, 2018), 1.96% (for Bulldog at December 31, 2018) and (ii) a 5% annual return throughout the periods.
	1 Year	3 Years	5 Years	10 Years
Schroders	$15	$47	$81	$178
Bulldog	$20	$62	$106	$229

The purpose of the above table is to help a holder of common shares understand the fees and expenses that such shareholder would bear indirectly. The example should not be considered a representation of actual future expenses. Actual expenses may be higher or lower than shown.
As is the case with SIMNA under the Current Agreement, under the Proposed Agreement, Bulldog will maintain a staff to furnish the services to the Fund under the Proposed Agreement. Bulldog will bear all expenses of its employees in connection with its duties under the Proposed Agreement. Bulldog will pay all salaries and fees of the Fund’s Directors and Officers who are “interested persons” (as defined in the 1940 Act) of Bulldog, other than the Fund’s Chief Compliance Officer. The Fund would bear all of its own expenses and liabilities, including but not limited to expenses for legal, accounting and auditing services; taxes and governmental fees; dues and expenses incurred in connection with membership in investment company organizations; fees and expenses incurred in connection with listing the Fund’s shares on any stock exchange; costs of printing and distributing shareholder reports, proxy materials, prospectuses, stock certificates and distribution of dividends; charges of the Fund’s custodians and sub-custodians, administrators and sub-administrators, registrars, transfer agents, dividend disbursing agents and dividend reinvestment plan agents; payment for portfolio pricing services to a pricing agent, if any; registration and filing fees of the SEC; expenses of registering or qualifying securities of the Fund for sale in various states; freight and other charges in connection with the shipment of the Fund’s portfolio securities; fees and expenses of Non-Interested Directors or non-interested members of any advisory or investment board, committee or panel of the Fund; fees and expenses of any officers and directors of the Fund who are not affiliated with Bulldog, the Fund’s administrator or their respective affiliates (other than the Fund’s chief compliance officer, who is affiliated with Bulldog, but whose fees and expenses shall be expenses of the Fund); travel expenses or an appropriate portion thereof of Directors and Officers of the Fund, or members of any advisory or investment board, committee or panel of the Fund, to the extent that such expenses relate to attendance at meetings of the Board of any committee thereof, or of any such advisory or investment board, committee or panel; salaries of shareholder relations personnel; costs of shareholder meetings; insurance; interest; brokerage costs; and litigation and other extraordinary or non-recurring expenses.

Similar to the position with SIMNA under the Current Agreements, under the Proposed Agreement, Bulldog would not be liable for any error of judgment or mistake of law or for any act or omission or any loss suffered by the Fund in connection with matters to which the Proposed Agreement relates. Bulldog, however, would be liable for loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under the Proposed Agreement. Bulldog would also be liable for any loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services, in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act.
Under the Proposed Agreement, Bulldog will be authorized, in connection with the purchase and sale of the Fund’s portfolio services, to employ such dealers and brokers as may, in the judgment of Bulldog, implement the policy of the Fund to obtain the best results taking into account such factors as price, including dealer spread, the size, type and difficulty of the transaction involved, the firm’s general execution and operational facilities and the firm’s risk in positioning the securities involved. Consistent with this policy, Bulldog will be authorized to direct the execution of the Fund’s portfolio transactions to dealers and brokers furnishing statistical information or research deemed by Bulldog to be useful or valuable to the performance of its investment advisory functions for the Fund. In these circumstances, as contemplated by Section 28(e) of the Securities Exchange Act of 1934, the commissions paid may be higher than those that the Fund might otherwise have paid to another broker if those services had not been provided. Information so received will be in addition to and not in lieu of the services required to be performed by Bulldog. The expenses of Bulldog will not necessarily be reduced as a result of the receipt of such information or research. Research services furnished to Bulldog by brokers who effect securities transactions for the Fund may be used by Bulldog in servicing other investment companies and accounts that it manages. Similarly, research services furnished to Bulldog by brokers who effect securities transactions for other investment companies and accounts that Bulldog manages, if any, may be used by Bulldog in servicing the Fund. Not all of these research services are used by Bulldog in managing any particular account, including the Fund.
If approved by stockholders, the Proposed Agreement will be effective for an initial period ending two years following its approval by stockholders and will continue in effect thereafter, provided that such continuance is specifically approved at least annually by the affirmative vote of a majority of the Fund’s Board who are not parties to the Proposed Agreement or “interested persons” (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval and either (a) a 1940 Act Majority, or (b) the vote of a majority of the Fund’s Board. If this Proposal is approved by a 1940 Act Majority, the Proposed Agreement will take effect upon the termination of the Current Agreement, which is expected to occur not later than 60 days following written notice to Schroders.
The Proposed Agreement may be terminated at any time, without payment of any penalty, by the Board, by vote of a 1940 Act Majority or by Bulldog, in each case on 60 days’ written notice to the parties thereto. The Proposed Agreement will automatically terminate in the event of its “assignment” (as defined in the 1940 Act).
The description of the Proposed Agreement in this Proxy Statement is a summary only. The form of Proposed Agreement is attached hereto as Exhibit B. You should read the Proposed Agreement.
Background to the Board’s Approval of the Proposed Agreement
Following completion of the Fund’s tender offer in November, 2018, the Fund’s current investment adviser, Schroders, advised the Board that it would cease to provide executive officers to the Fund, which it had been providing at no additional cost to the Fund. Shortly thereafter, JPMorgan Chase Bank, N.A., the Fund’s administrator and custodian, notified the Fund of its resignation as custodian and administrator for the Fund. These actions have resulted in additional costs to the Fund because it was required to obtain replacement officers and a new administrator and custodian.

Commencing in February, 2019 Bulldog began discussions with the Non-Bulldog Directors regarding a possible change in the Fund’s fundamental investment objective and fundamental investment restrictions together with a change in the Fund’s investment adviser in order to make the Fund a more attractive investment opportunity. At in-person meetings of the Board on June 13, 2019 and July 23, 2019, the Directors, including all of the Non-Bulldog Directors (meeting with the full Board and separately in executive session) met to consider Bulldog’s proposals to become the Fund’s investment adviser and to change the Fund’s fundamental investment objective and fundamental investment restrictions. The Non-Bulldog Directors discussed and considered materials which had been distributed to them in advance of the meetings and prepared by Bulldog, including responses to the questionnaires provided by the Fund’s counsel that were reviewed and commented on by the Non-Bulldog Directors prior to submission to Bulldog with respect to certain matters that counsel believed relevant to the approval of the Proposed Agreement under Section 15 of the 1940 Act. In addition, the Non-Bulldog Directors met in person with representatives from Bulldog and had the opportunity to, and did, ask them follow-up and additional questions. After consideration of the proposals, including the factors set forth below, a majority of the Non-Bulldog Directors, voting in person and constituting a majority of the Board, unanimously approved the Proposed Agreement as in the best interest of the Funds and its stockholders.
Factors Considered by the Non-Bulldog Directors in Approving the Proposed Agreement
In making their decision to approve and recommend to stockholders for their approval the Proposed Agreement, the Non-Bulldog Directors considered all factors that they considered relevant with respect to Bulldog, including the specific factors described below. The Non-Bulldog Directors did not identify any one factor as all-important or controlling, and each Director attributed different weights to the various factors.
Nature, Extent and Quality of the Services to Be Provided by Bulldog. The Non-Bulldog Directors considered various data and information regarding the nature, extent and quality of services to be provided under the Proposed Agreement, including responses by Bulldog to detailed requests submitted by counsel on behalf of the Non-Bulldog Directors on among other things, information about background and experience of senior management and investment personnel who would be responsible for managing the Fund. The Non-Bulldog Directors considered the information provided regarding the portfolio managers and other resources that would be dedicated to the Fund and the investment philosophy and process that would be followed by those individuals in managing the Fund.
The Non-Bulldog Directors noted that Bulldog is an SEC-registered investment adviser with approximately $309 million of assets under management as of March 31, 2019. The Non-Bulldog Directors discussed the prior experience of Bulldog’s principals with respect to: (i) closed-end investment companies; and (ii) identifying investment opportunities that have attractive risk-reward characteristics capable of generating attractive risk-adjusted returns. In particular, the Non-Bulldog Directors considered that Bulldog has served since 2009 as investment adviser of SPE, a publicly traded, closed-end investment company with $184 million under management as of March 31, 2019, which accounted for approximately 60% of Bulldogs total assets under management as of that date. In addition, Bulldog serves as the investment adviser of a number of private investment funds for which its affiliates serve as general partner (the “Bulldog Private Funds”). Since late 2018 when Bulldog determined to liquidate and dissolve the Bulldog Private Funds, a significant number of investors in the Bulldog Private Funds have moved their assets to separately-managed accounts (the “Bulldog SMAs”). As of March 31, 2019, the Bulldog SMAs accounted for approximately $69 million or 22% of Bulldog’s total assets under management. As of March 31, 2019, the Bulldog Private Funds, which are in the process of being liquidated and dissolved, accounted for approximately $56 million or 18% of Bulldog’s assets under management.
The Non-Bulldog Directors reviewed the nature, extent and quality of the management services proposed to be provided by Bulldog, and in particular, that Bulldog’s investment objective for the Fund is to achieve long-term total returns. They discussed the fact that the principals of Bulldog had pursued a similar objective for certain private investment funds for more than 20 years. They considered that, subject to approval of Proposals 3 and 4.a, Bulldog intends to implement an “activist” strategy to investing in order to unlock underlying value in the securities in which the Fund invests. More specifically, it was noted that Bulldog intends to acquire significant positions in the securities of publicly traded companies which, in its view, are trading below their intrinsic value (a) and where applicable, encourage the management of such companies to take actions to increase the market price of such securities (e.g., by repurchasing such securities or paying a special dividend or by selling, merging, or liquidating the company, or (b) where Bulldog believes that a catalyst exists that will reduce or eliminate the disparity between a security’s market price and its intrinsic value.

The Non-Bulldog Directors discussed the fact that Bulldog has provided similar investment advisory services to Special Opportunities Fund, Inc. (“SPE”) since 2009 and to the Bulldog Private Funds since 1993. It was noted that Bulldog occasionally employs activist strategies in managing SPE, but that it envisions a greater focus on activism and a more concentrated portfolio for the Fund than is the case for SPE, requiring additional time and resources on the part of Bulldog.
The Non-Bulldog Directors further considered that Bulldog has proposed highly qualified senior executives to serve (or to continue serving) as the Fund’s President and Chief Executive Officer and the Fund’s Chief Financial Officer and, in that capacity, to certify certain Fund reports as required by the Sarbanes-Oxley Act of 2002, at no cost to the Fund. Bulldog proposed that Andrew Dakos, a principal of Bulldog, would continue to serve as the Fund’s President and CEO, Thomas Antonucci, the Director of Operations of Bulldog, would continue to serve as the Fund’s CFO, and Rajeev Das would continue to serve as the Fund’s Secretary, all at no cost to the Fund. In addition, Messrs. Dakos and Goldstein informed the Board that if Bulldog becomes the Fund’s investment adviser they would waive their fees as Directors. Ms. Stephanie Darling, the Chief Compliance Officer and General Counsel of Bulldog, would serve as the Fund’s Chief Compliance Officer and be compensated by the Fund as is now the case.
Performance, Fees and Expenses of the Fund and Comparisons to Other Clients
The Non-Bulldog Directors noted that Bulldog was not yet providing services to the Fund; therefore, there were limitations on the Non-Bulldog Directors’ ability to evaluate the performance of Bulldog in managing the Fund. Based, however, on the performance of the proposed portfolio management team in managing other securities portfolios and with closed-end investment companies, as well as its experience in identifying investment opportunities that have attractive risk reward characteristics, the Non-Bulldog Directors concluded that, while recognizing that past investment performance may not be indicative of future returns, there was reason to believe that Bulldog could achieve above-average risk-adjusted returns for the Fund over the long term in managing the Fund.
In particular, the Non-Bulldog Directors considered the historical performance of SPE, a publicly-traded closed-end investment fund managed by Bulldog, and Full Value Partners, LP (“FVP”), a private investment fund managed by Bulldog, as compared with the historical performance of the Fund. In connection therewith, the Non-Bulldog Directors also considered the historical performance of FVP without deduction of the performance fee. Other than as noted therein, performance information is net of fees and expenses.
Fund Name	Total Returns 1/1/18 – 12/31/18**	Annualized Returns (3 year)	Annualized Returns (5 year)	Annualized Returns (10 year)	Annualized Returns (15 year)	Annualized Returns (since 10/1/2001 (inception of FVP))
Special Opportunities Fund, Inc.*	-8.79%	4.67%	1.85%	***	***	***
The Swiss Helvetia Fund, Inc.*	-6.98%	3.51%	2.77%	5.53%	6.07%	7.16%
Full Value Partners (net of performance fee allocation)	-7.32%	2.08%	1.27%	9.06%	6.23%	8.08%
Full Value Partners (without deduction of performance fee allocation)	-6.10%	3.29%	2.33%	10.63%	8.07%	10.38%

*	Source: U.S. Bancorp Fund Services, LLC
**
Full Value Partners is in the process of liquidating its portfolio and dissolving. Performance information is provided as of December 31, 2018 because this is the last date as of which Full Value Partners’ performance was calculated; any performance information calculated after such date is likely irrelevant because of the impact of such liquidation.

***
SPE’s annualized returns for 10-years, 15-years, and since 9/30/2001 are as follows: 8.10%, 5.37%, and 5.47%, respectively.  Such returns include performance prior to January 25, 2010, the date Bulldog was appointed investment adviser of SPE.

The Non-Bulldog Directors noted that neither SPE nor FVP employs an activist strategy to the same extent as is anticipated for the Fund, potentially resulting in larger investments, more contact with management and closer monitoring of portfolio investments.
The Non-Bulldog Directors noted that the advisory fee to be paid to Bulldog under the Proposed Agreement is based on total assets whereas on the Current Agreement it is based on net assets and that the fee rate is higher than under the Current Agreement. With respect to the proposed fee being based on total assets and not net assets, the Non-Bulldog Directors considered that a fee on total assets could benefit the Fund by aligning the interests of the Fund and the investment adviser at a time when it is beneficial to hold cash or cash equivalents. The Non-Bulldog Directors also considered that the Fund is currently unleveraged and that it will only use leverage if the Board approves the use of leverage. With respect to the increased advisory fee rate, Bulldog explained that the increased advisory fee rate is appropriate on the basis that the human capital requirements to execute the Fund’s proposed activist investment strategy are expected to be greater than that which has historically been required in connection with the Fund’s investment mandate. Bulldog advised that it is not aware of any publicly traded U.S. registered closed-end investment funds that employ activist strategies to the same extent as it anticipates for the Fund, against which advisory fees could be appropriately benchmarked. In particular, Bulldog noted that in order to gain access to funds with activist strategies, investors have historically been required to invest through hedge funds, which charge performance fees in addition to management fees and that no performance fee is proposed pursuant to the Proposed Agreement.
The Non-Bulldog Directors also considered the proposed advisory fee to be paid by the Fund to Bulldog in relation to: (a) the fees paid by SPE and FVP to Bulldog; and (b) the fees paid by Pershing Square Holdings, Ltd. (“PSH”) and Third Point Offshore Investors Limited (“TPOU”), two publicly-traded investment funds domiciled offshore that Bulldog identified as pursuing a strategy somewhat similar to that proposed for the Fund. PSH reports that it is an offshore investment holding company structured as a closed-end fund managed by Pershing Square Capital Management, L.P. that makes concentrated investments in publicly traded, principally North American-domiciled, companies and pursues an activist strategy. TPOU reports that it is an offshore closed-end investment company managed by Third Point LLC that identifies activism or constructivism as a core area of competence of the manager. Each of PSH and TPOU invest in companies whose market capitalizations are substantially higher than those the Fund is likely to invest in.

Fund Name	Assets as of April 30, 2019 (in millions)	Annual Management Fee	Annual Performance Fee	High Water Mark	Annual Hurdle Rate
Special Opportunities Fund, Inc. (“SPE”)	$140.47*	1.00%	N/A	N/A	N/A
Full Value Partners	$19.00**	1.00%	20.00%	Yes	N/A
Pershing Square Holdings, Ltd. (“PSH”)	$3,989.17*	1.50%	16.00%	Yes	N/A
Third Point Offshore Investors Limited (“TPOU”)	$903.25*	1.25%	20.00%	Yes	N/A
The Swiss Helvetia Fund, Inc.	$117.30*	1.24%***	N/A	N/A	N/A
_________________________________
*	Average net assets. SPE’s assets are net of preferred stock issued by SPE.
**	Estimated assets as of March 31, 2019. FVP is in the process of liquidating its portfolio and dissolving.
***	Based on an annual fee rate of 1.25% for total investable assets up to and including $100 million and 1.15% for total investable assets in excess of $100 million.

The Non-Bulldog Directors noted that the proposed management fee was higher than the management fee paid by SPE. In response to questions from the Non-Bulldog Directors, Bulldog stated that in light of the more activist strategy proposed for the Fund, it believed the higher fee was fair and reasonable due to the additional effort required to manage the proposed strategy. Nonetheless, at the request of the Non-Bulldog Directors, Bulldog agreed to reduce its fee from an annual fee of 1.25% of total investable assets of the Fund to 1.25% for total investable assets up to and including $100 million and an annual fee of 1.15% for total investable assets in excess of $100 million. The Non-Bulldog Directors also noted Bulldog’s experience in efficiently executing an activist investment strategy. The Non-Bulldog Directors also noted that unlike FVP, PSH or TPOU, Bulldog would not be paid a performance fee. The Non-Bulldog Directors concluded that the fees to be paid by the Fund under the Proposed Agreement were reasonable in light of the nature of the services to be provided in connection with Bulldog’s proposed activist strategy for the Fund, the fees paid by comparable funds and such other matters as the Non-Bulldog Directors considered relevant in the exercise of their reasonable judgment.
Economies of Scale
The Non-Bulldog Directors considered that the Fund is a closed-end fund and that it was not expected to have meaningful asset growth absent primarily a rights offering or an acquisition. They did not view the potential for realization of economies of scale as the Fund’s assets grow to be a meaningful factor in their deliberations. The Non-Bulldog Directors noted, however, that the advisory fee rate schedule under the current Agreement contains multiple breakpoints commencing with assets of U.S. $250 million and above, which benefits stockholders by reducing the advisory fee rate in the event of asset growth in the Fund. The Non-Bulldog Directors noted that the Proposed Agreement contains a breakpoint based on asset value. As a result, asset growth in the Fund would result in compensation to Bulldog at the reduced fee rate.
Adviser Profitability
The Non-Bulldog Directors considered the financial statements of Bulldog for the fiscal year ended December 31, 2018 and the advisory fee payable to Bulldog under the Proposed Agreement. The Non-Bulldog Directors discussed the profitability of Bulldog and asked the principals questions regarding whether such profitability was adequate to maintain their interest in managing the Fund. The Non-Bulldog Directors were satisfied by Bulldog’s responses regarding the level of profitability it was seeking from managing the Fund and that such level of profitability was sufficient and appropriate to provide the necessary advisory services to the Fund.
Other Benefits of the Proposed Relationship
The Non-Bulldog Directors also considered that Bulldog may receive certain “fall-out” or ancillary benefits from its relationship with the Fund, such as research and other services in exchange for brokerage allocation, and determined that such benefits would be of a de minimis nature. The Non-Bulldog Directors concluded that the profits and other ancillary benefits that Bulldog and its affiliates would receive were reasonable.
Resources of Bulldog
The Non-Bulldog Directors noted that Bulldog appeared to have the financial resources necessary to fulfill its obligations under the Proposed Agreement.
After considering all factors that they considered relevant, including the depth and continuity of the proposed portfolio-management team, the financial strength and stability of Bulldog, the administrative expertise of Bulldog and the other specific factors identified above, the Board, including the Non-Bulldog Directors, voting in person and constituting a majority of the Board, unanimously approved the Proposed Agreement as in the best interests of the Fund and its stockholders.

Information about Bulldog
Bulldog Investors, LLC, which has its principal office at 250 Pehle Ave, Suite 708, Saddle Brook, New Jersey 07663, is a Delaware limited liability company. It was formed on August 27, 2009 for the purpose of providing investment advisory services to investment companies and registered with the SEC as an investment advisor on September 23, 2009. Bulldog serves as an investment adviser to pooled investment vehicles, investment companies (including closed-end investment companies), high-net-worth individuals, charitable organizations, insurance companies, corporations and other businesses. As of March 31, 2019, Bulldog had $309 million under management. The following persons serve as principal executive officers of Bulldog:
Name	Position	Address	Principal Occupation
Andrew Dakos	Principal / Portfolio Manager	c/o Bulldog Investors, LLC, 250 Pehle Ave, Suite 708, Saddle Brook, NJ 07663.	Principal / Portfolio Manager, Bulldog
Phillip Goldstein	Principal / Portfolio Manager	c/o Bulldog Investors, LLC, 250 Pehle Ave, Suite 708, Saddle Brook, NJ 07663.	Principal / Portfolio Manager, Bulldog
Steven Samuels	Principal	c/o Bulldog Investors, LLC, 250 Pehle Ave, Suite 708, Saddle Brook, NJ 07663.	Principal, Bulldog
Thomas Antonnuci	Director of Operations	c/o Bulldog Investors, LLC, 250 Pehle Ave, Suite 708, Saddle Brook, NJ 07663.	Director of Operations, Bulldog
Rajeev Das	Head of Trading	c/o Bulldog Investors, LLC, 250 Pehle Ave, Suite 708, Saddle Brook, NJ 07663.	Head of Trading, Bulldog
Stephanie Darling	General Counsel / Chief Compliance Officer	c/o Bulldog Investors, LLC, 250 Pehle Ave, Suite 708, Saddle Brook, NJ 07663.	General Counsel / Chief Compliance Officer, Bulldog

Bulldog Investors, LLC’s address is 250 Pehle Ave, Suite 708, Saddle Brook, New Jersey 07663, U.S.A.
Bulldog has represented that it is not aware of any adverse financial conditions that are likely to impact its ability to manage the Fund. If this Proposal 2 is approved, Bulldog has represented that, except as described below, it would not currently propose any changes to the Fund’s service providers, including U.S. Bancorp Fund Services, LLC, the Fund’s custodian and transfer agent, or legal counsel.
Required Vote and the Board’s Recommendation
Approval of the Proposed Agreement will require the affirmative vote of a 1940 Act Majority.
Proposal 2 will be implemented by the Fund if approved by stockholders, but is contingent on stockholder approval of Proposal 3 and Proposal 4.a. If stockholders fail to approve Proposal 3 or Proposal 4.a, or if the Proposed Agreement is not approved, the Board currently expects that Schroders would continue to manage the Fund and the Board, including the Non-Interested Directors, would consider what actions, if any, would be appropriate.
THE BOARD, INCLUDING THE NON-INTERESTED DIRECTORS, UNANIMOUSLY RECOMMEND A VOTE “FOR” PROPOSAL 2 TO APPROVE THE PROPOSED AGREEMENT BETWEEN THE FUND AND BULLDOG.

PROPOSAL 3:  TO APPROVE THE REPLACEMENT OF THE FUND’S FUNDAMENTAL
INVESTMENT OBJECTIVE WITH A NON-FUNDAMENTAL INVESTMENT
OBJECTIVE OF PROVIDING TOTAL RETURN.
As described below, the Board is proposing that stockholders approve the replacement of the Fund’s fundamental investment objective with a non-fundamental investment objective of providing total return and, pursuant to Proposal 4, amendments to certain of the Fund’s fundamental investment restrictions.  The Board believes that it would be in the best interests of stockholders to approve such proposed changes in order to allow the Fund flexibility to invest in securities other than equity and equity-linked securities of Swiss companies, as is currently the case. Proposal 3 and Proposal 4.a will be implemented by the Fund, if approved by stockholders, but each is contingent on stockholder approval of the other proposal. If stockholders fail to approve either Proposal 3 or Proposal 4.a, the Board will consider what actions, if any, should be taken.
Why are stockholders being asked to approve the replacement of the Fund’s fundamental investment objective with a non-fundamental investment objective of providing total return? The Fund’s current investment objective is to “seek long-term capital appreciation through investment in equity and equity-linked securities of Swiss companies” and is a fundamental objective, which means that it may not be changed without stockholder approval. The Board believes that it is in the best interests of stockholders to replace the Fund’s fundamental investment objective, with a non-fundamental investment objective of providing total return. A non-fundamental investment objective may be changed in the future without stockholder approval if the Board believes that it is in the best interests of the stockholders to do so.
The Board noted that there are a number of Swiss-equities focused exchange traded funds (“ETFs”) available to investors in the U.S. that operate with lower expense ratios than the Fund and that the Fund therefore no longer provides a necessary investment outlet for investors seeking exposure to Swiss equities. The Board believes that a non-fundamental investment objective of providing total return allows the Fund flexibility to invest in securities other than equity and equity-linked securities of Swiss companies, as is currently the case, and makes the Fund a more attractive investment opportunity.
A non-fundamental investment objective of providing total return will have a material effect on the manner in which the Fund is managed. The Board is also proposing to amend the Fund’s fundamental investment restrictions, as described in Proposal 4.
In addition, subject to stockholder approval of this Proposal 3, Bulldog proposed, and the Board approved, adopting the following non-fundamental investment policy (which can be changed in the future without a stockholder vote): “The Fund will pursue its investment objective by investing principally as an activist investor in other closed-end investment companies and other companies both in and outside of the United States.” Subject to stockholder approval of this Proposal 3, the Board will (1) change the Fund’s name from “The Swiss Helvetia Fund, Inc.” to one more descriptive of its new investment objective; and (2) amend the Fund’s By-laws and Governance and Nominating Committee Charter to align with the replacement of the Fund’s fundamental investment objective with a non-fundamental investment objective of providing total return. These additional changes do not require a stockholder vote. However, because these changes are linked to the replacement of the Fund’s fundamental investment objective with a non-fundamental investment objective of providing total return, they will only be implemented if the stockholders approve this Proposal 3 and Proposal 4.a. If Proposal 3 is approved, the change in the Fund’s policy of investing in Swiss companies will take effect on the later of the Meeting Date or 60 days following the date that this Proxy Statement is first mailed to stockholders.
What are the benefits of reclassifying the Fund’s investment objective from fundamental to non-fundamental? Under the 1940 Act, the Fund’s investment objective is not required to be “fundamental.” A fundamental investment objective may be changed only by vote of the Fund’s stockholders. The Fund’s investment objective was initially established as fundamental in response to then-current regulatory and market practices. To provide portfolio management with enhanced investment management flexibility by allowing changes to the Fund’s investment objective to respond to changed market conditions or other circumstances in a timely manner without the need and expense of calling a stockholder meeting, Bulldog proposed, and the Board approved, subject to stockholder approval, the replacement of the Fund’s fundamental investment objective with a non-fundamental investment objective of providing total return. A non-fundamental investment objective may be changed at any time by the Board without approval by stockholders. However, stockholders would be given at least 60 days’ prior written notice of any proposed future change to the Fund’s investment objective.

What are the material differences between the current objective of long-term capital appreciation through investment in equity and equity-linked securities of Swiss companies and the proposed objective of providing total return? The Board is proposing to adopt a non-fundamental objective of providing total return. This means that the Fund would seek investments that would provide capital appreciation as well as current income, by investing in a broad range of products, not limited to equity and equity-linked securities in Swiss companies. Bulldog believes, and the Board concurs, that the Fund’s current fundamental objective of long term capital appreciation through investment in equity and equity-linked securities of Swiss companies is no longer in the best interests of the Fund or its stockholders. In particular, the Board considered that there are a number of Swiss-equities focused ETFs available to investors in the U.S. that operate with lower expense ratios than the Fund and that the Fund therefore no longer provides a necessary investment outlet for investors seeking exposure to Swiss equities.
As indicated above, if approved by stockholders, Bulldog would seek to implement the Fund’s new investment objective by investing principally as an activist investor in other closed-end investment companies and other companies.  As with all investing, activist investing is subject to the risk that the Fund’s investments may not increase in value and may decrease in value, possibly significantly.  In addition, implementing an activist strategy could result in costs to the Fund that otherwise would not be present, such as the cost of waging a proxy contest and the related legal, printing and other costs.
If proposals 2, 3 and 4.a are approved and Bulldog becomes the Fund’s investment adviser, the risks and strategies of the Fund will be substantially different.
What are the material differences between the securities currently held in the Fund’s portfolio and those in which the Fund will invest if Proposal 3 is approved? Currently, the Fund only invests in equity and equity-linked securities of Swiss companies. If stockholders approve Proposal 3, the Fund will no longer seek to invest only in such securities, but rather would have a much wider universe of securities in which it may invest, including equity securities issued by non-Swiss companies. The Board believes that permitting the Fund to invest more broadly in securities other than those issued by Swiss companies will assist the Fund to achieve favorable returns for its stockholders. Certain risks associated with the securities in which the Fund may invest if Proposal 3 is approved by stockholders are set forth in Exhibit C.
If Proposal 3 is approved, the Fund would likely attempt to dispose of substantially all of its liquid Swiss equity and equity-linked securities in an orderly fashion, so as to obtain favorable prices for the assets. Some brokerage costs would be incurred by the Fund in connection with such dispositions. The Fund estimates such brokerage costs would be less than 0.1% of the fair value of such securities  based on information and pricing available as of August 15, 2019.  In addition, based on the fair value of the Fund’s liquid securities as of August 15, 2019, the Fund estimates that it would recognize a net capital gain of approximately $15.5 million upon disposition of such securities at such fair value.  Such amount is subject to change, possibly materially.  As soon as practicable, Bulldog (assuming Proposal 2 is approved) would commence to invest the Fund’s cash in accordance with the new investment objective approved pursuant to this Proposal 3 and the investment strategy discussed in Proposal 2, resulting in additional brokerage charges.  In addition, the Fund will incur legal and accounting fees for services received in connection with proposing and effecting the changes to the Fund’s investment objective and investment policies.
Exhibit C attached hereto contains supplemental disclosure regarding the securities in which the Fund may invest and the associated risk factors.
If Bulldog becomes the Fund’s investment adviser, while the Fund will sell the liquid portions of its Swiss investments to permit Bulldog to implement the Fund’s new investment strategy, the Fund anticipates holding for an indefinite period of time the illiquid private equity securities of the Fund’s current portfolio. As of June 30, 2019, illiquid securities represented 6.31% of the Fund’s total assets and 2.1% of the Fund’s total assets after giving effect to the Fund’s disposition of its position in Novimmune SA for cash in July, 2019.

If Bulldog does not become the Fund’s investment adviser and Proposal 3 and Proposal 4 are approved, the Fund will have the flexibility to pursue non-Swiss investments as part of a broader non-fundamental investment objective of providing total return and the Fund’s Board, including the Non-Interested Directors, would consider what actions, if any, would be appropriate.
Recommendation of the Board. The Board met in person on June 13, 2019 and July 23, 2019 to consider, among other things, replacing the Fund’s fundamental investment objective with a non-fundamental investment objective of providing total return. At the Board meetings, the Board reviewed materials furnished by Bulldog and information provided by representatives of Bulldog regarding the proposed non-fundamental investment objective of providing total return. The Board, including the Non-Bulldog Directors, unanimously approved the proposed non-fundamental investment objective of providing total return and recommended that stockholders approve the replacement of the Fund’s fundamental investment objective with a non-fundamental investment objective of providing total return. The Board considered numerous factors in approving the non-fundamental investment objective of providing total return and making its recommendation, including: (1) the limited ongoing utility of a Swiss-equities concentrated Fund with a higher expense ratio than is otherwise available to investors seeking exposure to Swiss equities in the U.S.; (2) Bulldog’s demonstrated experience and capabilities with respect to providing total return to investors; (3) the opportunity to avoid delay and costly stockholder meetings by changing the Fund’s investment objective from fundamental to non-fundamental if the Board deems it advisable to do so; (4) the proposed amendments to certain of the Fund’s fundamental investment restrictions described in Proposal 4; (5) changing the Fund’s name to an appropriate name in the event that the Fund’s fundamental investment objective is replaced with a non-fundamental investment objective of providing total return; and (6) other factors deemed relevant by the Board. The Board also considered that even if Bulldog is not approved as the Fund’s investment adviser, expanding the universe of potential investments beyond Switzerland has the potential to make the Fund a more attractive investment opportunity. Based upon a review of the above factors, the Board, including the Fund’s Non-Interested Directors, unanimously concluded that replacing the Fund’s fundamental investment objective with a non-fundamental investment objective of providing total return would be in the best interests of the Fund and its stockholders.
Required Vote. Approval of Proposal 3 requires the affirmative vote of a 1940 Act Majority.
 THE BOARD, INCLUDING THE NON-INTERESTED DIRECTORS, UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 3 TO APPROVE THE REPLACEMENT OF THE FUND’S FUNDAMENTAL INVESTMENT OBJECTIVE WITH A NON-FUNDAMENTAL INVESTMENT OBJECTIVE OF PROVIDING TOTAL RETURN.

PROPOSAL 4:  TO APPROVE AMENDMENTS TO
CERTAIN OF THE FUND’S FUNDAMENTAL INVESTMENT RESTRICTIONS
The Board is proposing that stockholders approve the replacement of the Fund’s fundamental investment objective with a non-fundamental investment objective of providing total return, pursuant to Proposal 3, and amendments to certain of the Fund’s Fundamental Investment Restrictions (defined below), pursuant to this Proposal 4, which is comprised of Proposal 4.a, to exclude closed-end funds from the Fund’s concentration limit; 4.b, to permit the issuance by the Fund of senior securities subject to the limitations of the 1940 Act and the rules and regulations thereunder; 4.c, to permit the Fund to make loans subject to approval by the Fund’s Board of Directors; 4.d to permit the Fund to buy or sell commodities, commodity contracts, futures contracts, real estate or interests in real estate for hedging and risk management purposes and subject to approval of the Fund’s Board of Directors and to engage in transactions in securities secured by real estate or of companies that invest in real estate; and 4.e, to permit the Fund to make short sales of securities for hedging purposes. Each of the five aforementioned sub-proposals comprising Proposal 4 is to be voted on separately. Bulldog believes, and the Board concurs, that it would be in the best interests of stockholders to approve the proposed amendments to the Fund’s Fundamental Investment Restrictions in order to allow the Fund to invest more broadly and to potentially invest more than 25% of the Fund’s assets in securities of closed-end investment companies. As noted above, Proposal 3 and Proposal 4.a will be implemented by the Fund, if approved by stockholders, but each is contingent on stockholder approval of the other. If stockholders fail to approve either Proposal 3 or Proposal 4.a, the Board will consider what actions, if any, should be taken.
Why are stockholders being asked to amend certain of the Fund’s Fundamental Investment Restrictions? The Board is recommending that stockholders approve the amendment of certain of the Fund’s fundamental investment restrictions as set forth below (the “Fundamental Investment Restrictions”), principally to provide the Fund with greater flexibility to achieve its proposed non-fundamental objective of providing total return pursuant to Proposal 3. The Fund’s Fundamental Investment Restrictions may not be changed without stockholder approval, as required by the 1940 Act. The Board believes that it is in the best interests of stockholders to amend the Fundamental Investment Restrictions as set forth below.

Current Fundamental Investment Restriction	Proposal (Deletions marked with strikethrough and additions marked with underlining)
The Fund may not invest 25% or more of the total value of its assets in a particular industry.
4.a It is proposed that this restriction be amended as follows:.
The Fund may not invest 25% or more of the total value of its assets in any particular industry, except that the Fund’s investment in closed-end funds shall not be deemed to be an investment in a particular industry.

The Fund may not issue senior securities, borrow money or pledge its assets, except that the Fund may borrow money from banks in amounts not exceeding 10% of its total assets (including the amount borrowed) and may pledge its assets in connection with such permitted borrowing; provided that permitted derivative transactions are not deemed to be an issuance of a senior security.

4.b It is proposed that this restriction be amended as follows:
“The Fund may not issue senior securities, borrow money or pledge its assets, ~~except that the Fund may borrow money from banks in amounts not exceeding 10% of its total assets (including the amount borrowed) and may pledge its assets in connection with such permitted borrowing; provided that permitted derivative transactions are not deemed to be an issuance of a senior security~~ except to the extent permitted under the 1940 Act and the rules and regulations thereunder.”

The Fund may not make loans, except through the purchase of debt obligations consistent with the Fund’s investment policies.
4.c It is proposed that this restriction be amended as follows:
“The Fund may not make loans, except through the purchase of debt obligations consistent with the Fund’s investment policies, or as otherwise approved by the Fund’s Board of Directors.”

The Fund may not buy or sell commodities, commodity contracts, futures contracts, real estate or interests in real estate, except that the Fund may purchase and sell securities issued by Swiss Real Estate Companies, and the Fund may acquire, hold and sell real estate or mortgages on real estate as a result of default, liquidation or other distributions of an interest in real estate as a result of the Fund’s ownership of securities of Swiss Real Estate Companies.

4.d It is proposed that this restriction be amended as follows:
“The Fund may not buy or sell commodities, commodity contracts, futures contracts, real estate or interests in real estate, except ~~that the Fund may purchase and sell securities issued by Swiss Real Estate Companies, and the Fund may acquire, hold and sell real estate or mortgages on real estate as a result of default, liquidation or other distributions of an interest in real estate as a result of the Fund’s ownership of securities of Swiss Real Estate Companies~~ for hedging and risk management purposes and subject to approval of the Board of Directors, and except that the Fund may invest in securities and other instruments secured by real estate or interests therein or issued by companies that invest in real estate or interests therein.

The Fund may not make short sales of securities or maintain a short position in any securities.
4.e It is proposed that the current fundamental restriction be amended as follows:
“The Fund may not make short sales of securities or maintain a short position in any securities, except that the Fund may make short sales of securities or maintain a short position in securities for hedging and risk management purposes.”

Current Fundamental Investment Restriction	Proposal (Deletions marked with strikethrough and additions marked with underlining)

The Board believes that it is prudent to permit the Fund’s investment adviser to make short sales and enter into short positions in securities to seek to reduce and manage risk in the Fund’s portfolio.
The Fund may not purchase securities on margin, except such short-term credits as may be necessary or routine of the clearance or settlement of transactions.	No change proposed.
The Fund may not act as an underwriter, except to the extent the Fund may be deemed to be an underwriter in connection with the sales of securities in its portfolio.	No change proposed.
The Fund may not invest 10% or more of the total value of its assets in securities which cannot be readily resold because of legal or contractual restrictions or which are not otherwise readily marketable.
No change proposed.

What is the result of stockholders approving the sub-proposals comprising Proposal 4 to amend certain of the Fund’s Fundamental Investment Restrictions? Only those sub-proposals comprising Proposal 4 that are approved will be implemented.  If each sub-proposal comprising Proposal 4 is approved, each of the proposed amendments to the Fund’s Fundamental Restrictions would be implemented.  Bulldog believes, and the Board concurs, that it would be in the best interests of stockholders to make the proposed changes in order to allow the Fund to achieve its proposed non-fundamental investment objective of providing total returns.
Risks Associated with Proposed Investments
If Proposal 4 is approved, different risks would apply to an investment in the Fund than would otherwise be applicable under its current Fundamental Investment Restrictions. In particular, the Fund (i) would be able to invest more than 25% of its assets in securities of closed-end investment companies; (ii) issue senior securities or borrow money subject to the limits of the 1940 Act; and (iii) may buy and sell commodities, commodity contracts and futures contracts only for hedging and risk management purposes.
As with other investments, investments in other closed end investment companies are subject to market and selection risk. In addition, if the Fund acquires shares of closed-end investment companies, shareholders will bear both their proportionate share of expenses in the Fund (including management and advisory fees) and, indirectly, the expenses of the closed-end investment companies in which the Fund invests.
Issuing senior securities and borrowing money involves leverage. Leverage creates a greater risk of loss as well as a potential for more gains for the holders of the Fund’s common stock that if leverage were not used. The Fund may determine in the future to issue senior securities, such as securities representing debt, subject to the limitations of the 1940 Act. The Fund may also borrow money, to the extent permitted by the 1940 Act. Because Bulldog’s investment advisory fee will be based on total assets (assuming approval of the Proposed Agreement pursuant to Proposal 2), Bulldog may be incentivized to propose to the Board that the Fund issue senior securities.

Although the Fund intends to engage in short sales of securities only for hedging purposes, maintaining short positions exposes the Fund to the risks associated with those securities, including a forced buy-in and the possibility that a loss on the short position exceeds any increase of the position it is hedging. The Fund will incur a loss as a result on a short sale if the price of the security increases between the date of the short sale and the date on which the Fund replaces the security sold short. The Fund will realize a gain if the security declines in price between those dates. As a result, if the Fund makes short sales in securities that increase in value, it will likely underperform similar funds that do not hedge by short selling. There can be no assurance that the Fund will be able to close out a short sale position at any particular time or at an acceptable price. Although the Fund’s gain on a particular short position is limited to the amount at which it sold a security short, its potential loss on such short position is unlimited. The Fund will also pay transaction costs and may incur borrowing fees in connection with maintaining short positions.
Although the proposed changes with respect to the Fund’s use of commodities or commodities contracts and futures contracts creates the potential for Fund expenses and losses, prior Board approval is required for the use of such instruments and such instruments would be used only for hedging and risk management purposes.
Recommendations of the Board. The Board met in person on June 13, 2019 and on July 23, 2019 to consider, among other things, amendments to certain of the Fund’s Fundamental Investment Restrictions. At the Board meetings, the Non-Bulldog Directors reviewed materials furnished by Bulldog and information provided by representatives of Bulldog regarding the amendments to certain of the Fund’s Fundamental Investment Restrictions. The Non-Bulldog Directors unanimously approved the proposed amendments to certain of the Fund’s Fundamental Investment Restrictions and recommended that stockholders of the Fund approve the amendments to certain of the Fund’s Fundamental Investment Restrictions. The Non-Bulldog Directors considered numerous factors in approving the amendments to certain of the Fundamental Investment Restrictions, including: (1) Bulldog’s proposed investment strategy for the Fund and the benefits of permitting Bulldog to invest the Fund’s assets in securities other than equity and equity-linked securities of Swiss companies so as to assist the Fund in achieving favorable returns for its stockholders; (2) adopting a new non-fundamental investment objective of providing total returns; and (3) the desire to provide for greater flexibility in implementing the Fund’s proposed investment strategy through amendments to certain of the Fund’s Fundamental Investment Restrictions. The Non-Bulldog Directors also considered that the proposed changes to the Fund’s Fundamental Investment Restrictions could benefit the Fund even if Proposal 2 is not approved, through greater investment flexibility.
Required Vote. Approval of each sub-proposal comprising Proposal 4 requires the affirmative vote of a 1940 Act Majority.
THE BOARD OF DIRECTORS, INCLUDING THE NON-INTERESTED DIRECTORS, UNANIMOUSLY RECOMMEND THAT YOU VOTE “FOR” ALL OF THE SUB-PROPOSALS COMPRISING PROPOSAL 4 TO AMEND CERTAIN OF THE FUND’S FUNDAMENTAL INVESTMENT RESTRICTIONS.

PROPOSAL 5:  SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
At a meeting held on March 22, 2019, the Audit Committee of the Board and the Board approved and ratified Tait, Weller & Baker, LLP to act as the independent registered public accounting firm for the Fund for the year ending December 31, 2019.  Based principally on representations from Tait Weller, the Fund knows of no direct financial or material indirect financial interest of Tait Weller in the Fund.  Tait Weller has served as the independent registered public accounting firm for the Fund since December 23, 2016.  No representative of Tait Weller is expected to be present at the Meeting, but will be available by telephone and will have an opportunity to make a statement (if the representative so desires) and to respond to appropriate questions.
Neither the Fund’s Certificate of Incorporation or its By-Laws requires that the stockholders ratify the appointment of Tait Weller as the Fund’s independent registered public accounting firm, but the Fund is doing so as a matter of good corporate practice.  If the stockholders do not ratify the appointment, the Audit Committee and the Board will reconsider whether or not to continue to retain Tait Weller, but may decide to do so.  Even if the appointment is ratified, the Audit Committee and the Board in their discretion may change the appointment at any time during the year if they determine that such change would be in the best interest of the Fund and its stockholders.
Certain Information Concerning Tait, Weller & Baker, LLP
(a)  Audit Fees.  The aggregate fees billed for each of the last two fiscal years (the “Reporting Periods”) for professional services rendered by Tait Weller for the audit of the Fund’s annual financial statements, or services that are normally provided by Tait Weller in connection with the statutory and regulatory filings or engagements for the Reporting Periods, were $50,000 in each of 2017 and 2018.
(b)  Audit-Related Fees.  There were no fees billed in the Reporting Periods for assurance and related services rendered by Tait Weller that are reasonably related to the performance of the audit of the Fund’s financial statements and are not reported under paragraph (a) above.
In addition, there were no fees billed by Tait Weller in the Reporting Periods for assurance and related services rendered by Tait Weller to Schroders or any entity controlling, controlled by or under common control with Schroders that provides ongoing services to the Fund (“Service Affiliates”) which were required to be pre-approved by the Audit Committee as described below.
(c)  Tax Fees.  The aggregate fees billed in the Reporting Periods for professional services rendered by Tait Weller for tax compliance, tax advice and tax planning (“Tax Services”) were $5,500 in each of 2017 and 2018.  These Tax Services consisted of review or preparation of U.S. federal, state, local and excise tax returns.
(d)  All Other Fees.  Tait Weller did not provide any additional products or services to the Fund in the Reporting Periods, other than the services reported in paragraphs (a) through (c) above.
Audit Committee Pre-Approval Policies.  The Audit Committee pre-approves Tait Weller’s engagements for audit and non-audit services to the Fund, and non-audit services to Schroders and Service Affiliates on a case-by-case basis as required.  Pre-approval considerations include whether the proposed services are compatible with maintaining Tait Weller’s independence.
Non-Audit Fees.  The aggregate non-audit fees billed in the Reporting Periods by Tait Weller for services rendered to the Fund were $5,500 in each of 2017 and 2018.  These aggregate non-audit fees include the Tax Services described above.  There were no fees billed by Tait Weller in the Reporting Periods for non-audit services rendered by Tait Weller to Schroders or Service Affiliates.
Auditor Independence.  The Audit Committee considers whether the provision of any non-audit services rendered to Schroders or Service Affiliates which were not pre-approved (not requiring pre-approval) is compatible with maintaining Tait Weller’s independence.

Required Vote and the Board’s Recommendation
The selection of the Fund’s independent registered public accounting firm will be ratified if approved by a majority of shares present in person or represented by Proxy at the Meeting and entitled to vote thereon.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE
“FOR” PROPOSAL 5 TO RATIFY THE SELECTION OF TAIT, WELLER & BAKER, LLP
AS THE FUND’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE YEAR ENDING DECEMBER 31, 2019.
REPORT OF AUDIT COMMITTEE
The Audit Committee has exclusive oversight of the Fund’s financial reporting process.  The Committee operates pursuant to a Charter which has been approved by the Board, a copy of which is available on the Fund’s website at www.swzfund.com.  As set forth in the Charter, management of the Fund is responsible for the (i) preparation, presentation and integrity of the Fund’s financial statements, (ii) maintenance of appropriate accounting and financial reporting principles and policies and (iii) maintenance of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  The Fund’s independent registered public accounting firm, Tait Weller, is responsible for auditing the Fund’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.
In the performance of its oversight function, the Committee considered and discussed the December 31, 2018 audited financial statements with management and with Tait Weller.  The Committee also discussed with Tait Weller the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, Communications With Audit Committees, as currently in effect.  Finally, the Committee reviewed the written disclosures and the letter from Tait Weller required by Public Company Accounting Oversight Board Rule 3526, Communication with Audit Committees Concerning Independence, as currently in effect, and discussed with Tait Weller the auditors’ independence.
Stockholders are reminded, however, that the members of the Audit Committee are not professionally engaged in the practice of auditing or accounting.  Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and Tait Weller.  Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Fund’s 2018 financial statements has been carried out in accordance with generally accepted auditing standards or that the financial statements are presented in accordance with generally accepted accounting principles, nor do they assure Tait Weller’s independence.  Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter, the Committee determined that the Fund’s audited financial statements be included in the Fund’s Annual Report to Stockholders for the year ended December 31, 2018, and filed with the SEC.
Moritz A. Sell, Audit Committee Chair
Richard Dayan
Gerald Hellerman
Dated:  February 20, 2019

OTHER MATTERS
No business other than as set forth herein is expected to come before the Meeting.  Should any other matter requiring a vote of stockholders properly arise, however, including any question as to an adjournment of the Meeting, the persons named in the enclosed Proxy will vote thereon according to their best judgment in the interest of the Fund.
Stockholders who wish to communicate with the Directors should send communications to The Swiss Helvetia Fund, Inc., 615 East Michigan Street, Milwaukee, Wisconsin 53202, to the attention of the Secretary.  The Secretary is responsible for determining, in consultation with other officers of the Fund and Fund counsel, which stockholder communications will be directed to the Director or Directors indicated in the communication.
STOCKHOLDER PROPOSALS
In accordance with Rule 14a-8 under the Exchange Act, stockholder proposals intended to be presented at the 2020 Annual Meeting must be received by the Fund on or before April 22, 2020 in order to be considered for inclusion in the Fund’s Proxy Statement and form of Proxy relating to that meeting.  In addition, the Fund’s By-Laws provide that if a stockholder of record entitled to vote desires to bring proposals (including Director nominations) before the 2020 Annual Meeting, written notice of such proposals as prescribed in the By-Laws must be received by the Fund’s Secretary, The Swiss Helvetia Fund, Inc., 615 East Michigan Street, Milwaukee, Wisconsin 53202, between June 5, 2020 and July 5, 2020.
For additional requirements, stockholders may refer to the By-Laws, a current copy of which may be obtained without charge upon request from the Fund’s Secretary.  If the Fund does not receive timely notice pursuant to the By-Laws, the proposal will be excluded from consideration at the meeting.
EXPENSES OF PROXY SOLICITATION
The Fund will bear the cost of soliciting Proxies on behalf of the Board.  The Fund has engaged InvestorCom LLC (“InvestorCom”) to serve as Proxy solicitor at an anticipated cost of approximately $40,000, plus disbursements.  In addition to the use of mails, Proxy solicitations may be made by telephone, fax and personal interview by InvestorCom, the Fund’s Directors and officers and officers of the Fund without additional compensation.  Brokerage houses, banks and other fiduciaries may be requested to forward Proxy solicitation material to their customers to obtain authorization for the execution of Proxies, and they will be reimbursed by the Fund for out-of-pocket expenses incurred in this connection.  If you have any questions concerning this Proxy solicitation, please contact InvestorCom, Telephone Number: 877-972-0090.
Authorizations to execute Proxies may be obtained by telephonic transmitted instructions in accordance with procedures designed to authenticate the stockholder’s identity.  In all cases where a telephonic Proxy is solicited, the stockholder will be asked to provide his or her address, social security number (in the case of an individual) or taxpayer identification number (in the case of a non-individual) and the number of shares owned and to confirm that the stockholder has received the Proxy Statement and Proxy in the mail.  Any stockholder giving a Proxy may revoke it at any time before it is exercised by submitting a new Proxy to the Fund prior to the Meeting or by attending the Meeting and voting in person.
HOUSEHOLDING
Please note that only one Annual Report or most recent Semi-Annual Report or Proxy Statement may be delivered to two or more stockholders of the Fund who share an address, unless the Fund has received instructions to the contrary.  To request a separate copy of an Annual Report or most recent Quarterly Report or Proxy Statement, or for instructions as to how to request a separate copy of such documents or how to request a single copy if multiple copies of such documents are received, stockholders should contact the Fund at the address and phone number set forth above.  Pursuant to a request, a separate copy will be delivered promptly.

VOTING RESULTS
The Fund will advise stockholders of the voting results of the matters voted upon at the Meeting as soon as practicable following the Meeting.
IMPORTANT
IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE FUND OF FURTHER SOLICITATION, WE ASK FOR YOUR COOPERATION IN SUBMITTING YOUR PROXY PROMPTLY BY MAIL OR BY VOTING BY TELEPHONE OR THROUGH THE INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS ON THE ENCLOSED PROXY.
If you have any questions concerning this Proxy solicitation, please contact InvestorCom LLC, Telephone Number: 877-972-0090 .
Rajeev Das
Dated: August 20, 2019	Secretary

EXHIBIT A

GOVERNANCE AND NOMINATING COMMITTEE
CHARTER AND PROCEDURES
The Swiss Helvetia Fund, Inc.
Organization
The Governance and Nominating Committee (the “Committee”) of the Fund shall be composed solely of Directors (“Directors”) who (i) are not “interested persons” of the Fund as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”) (“Independent Directors”) as a result of any affiliation with the Fund’s investment adviser or any affiliates thereof (“Non-Affiliated Directors”), and (ii) have not, directly or indirectly, received any compensation or property from the Fund or the Fund’s investment adviser, other than compensation for membership on the Board of Directors of the Fund (the “Board”) or its committees, and reimbursement of out-of-pocket expenses, such as travel expenses.  The Board shall select the members of the Committee and shall designate the Chair of the Committee.  Among other responsibilities, the Committee shall (i) select and nominate persons for election or appointment by the Board as Directors of the Fund, (ii) oversee the annual assessment of the effectiveness of the Board as set forth below and (iii) oversee such other matters of Fund governance as may be delegated to it by the Board or determined by the Committee to be appropriate, including matters that are required by the 1940 Act to be considered by the Independent Directors acting separately (including those matters described in Appendix A hereto).
Evaluation of Potential Nominees
The Board believes that Directors need to have the ability to critically review, evaluate, question and discuss information provided to them, and to interact effectively with Fund management, service providers and counsel, in order to exercise effective business judgment in the performance of their duties.  In evaluating potential Director nominees (including any nominees recommended by stockholders as provided below) in light of this standard, and to address certain legal and other requirements and considerations associated with composition of the Board, the Committee shall consider, among other factors it may deem relevant:
•	the character and integrity of the person;
•	whether or not the person is qualified under applicable laws and regulations to serve as a Director of the Fund;
•	whether or not the person has any relationships that might impair his or her service on the Board;
•	whether nomination of the person would be consistent with Fund policy and applicable laws and regulations regarding the number and percentage of Independent Directors on the Board;
•	whether or not the person serves on boards of, or is otherwise affiliated with, competing financial service organizations or their related fund complexes;
•	whether or not the person is willing to serve and is willing and able to commit the time necessary for the performance of the duties and responsibilities of a Director of the Fund; and
•
the educational background; business, professional training or practice (e.g., medicine, accounting or law), public service or academic positions; experience from service as a board member (including the Board) or as an executive of investment funds, public companies or significant private or not-for-profit entities or other organizations; and/or other life experiences.

The Committee also may consider whether a potential nominee’s professional experience, education, skills and other individual qualities and attributes, including gender, race or national origin, would provide beneficial diversity of skills, experience or perspective to the Board’s membership and collective attributes.  Such considerations will vary based on the Board’s existing membership and other factors, such as the strength of a potential nominee’s overall qualifications relative to diversity considerations.

In addition to the factors listed above, when evaluating a potential nominee to serve as a Director, the Committee shall consider whether such nominee satisfies the Fund’s Director nominee qualifications, as set forth in Article II, Section 2 of the Fund’s Amended and Restated By-Laws, which is attached as Appendix B hereto.
While the Committee is solely responsible for the selection and nomination of Directors, the Committee may consider nominees recommended by Fund stockholders.  The Committee will consider recommendations for nominees from stockholders sent to the Secretary of the Fund c/o The Swiss Helvetia Fund, Inc., 615 East Michigan Street, Milwaukee, Wisconsin 53202.  A nomination submission must include all information relating to the recommended nominee that is required to be disclosed in solicitations or proxy statements for the election of Directors, as well as information sufficient to evaluate the factors listed above and the qualifications set forth in Article II, Section 2 of the Fund’s Amended and Restated By-Laws.  Nomination submissions must be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected by the stockholders, and such additional information must be provided regarding the recommended nominee as reasonably requested by the Committee.
Nomination of Directors
Each year, prior to the meeting at which the Committee considers the nomination of incumbent Directors for re-election by the Fund’s stockholders, each Non-Affiliated Director may, if he or she believes it necessary, communicate privately with the Chair of the Board,* to discuss his or her views of the performance of the Board as a whole and, if appropriate, re-nominations to the Board of Directors.  The Chair shall review and consider the views, if any, of the Non-Affiliated Directors and report to the Committee his conclusions.  The Committee will then discharge its responsibility to recommend appropriate changes, and re-nominations to the Board of Directors.
In the event that any such communication involves the renomination of the Chair of the Board as a Director or as Chair of the Board, each Non-Affiliated Director shall communicate privately with the Chair of the Committee, who in turn will follow the same procedure as outlined above to be followed by the Chair of the Board.
After a determination by the Committee that a person should be selected and nominated as a Director of the Fund, the Committee shall present its recommendation to the full Board for its consideration.
Any Director who attains the age of 75 during his or her service of the Board of Directors shall be ineligible for re-nomination to the Board of Directors at the conclusion of the term during which he or she attains such age.  In addition, no nominee recommended by a Fund stockholder who has attained the age of 75 at the time of nomination shall be qualified to serve as a Director.  The age limitation for both incumbent Directors and any other nominee may be waived by a majority of the Committee members then in office.
Governance
On an annual basis, the Committee shall assess the effectiveness of the Board in the following matters and such other matters of the Board’s effectiveness, as it deems appropriate and orally report its findings and any recommendations to the Board, to the extent necessary, for its consideration:
•	The Board’s committee structure and matters delegated to such committees;
•	The matters covered by the Board in its annual cycle of meetings;
•	The number and duration of Board meetings; and
•	The number of interested and Independent Directors.
The Committee also shall consider such other matters of governance it deems appropriate and report its findings to the Board.

*	If the Chair is not a Non-Affiliated Director, the Non-Affiliated Directors will select each year one of their number to perform these functions.

Meetings
The Committee shall meet annually and at such other times as may be necessary.
Review of Charter and Procedures
The Committee shall review the charter and procedures annually, as part of the Board self-assessment, and more frequently as otherwise necessary.
As Revised:  July 23, 2019

Appendix A
Matters Requiring Separate Approval by the Independent Directors
The 1940 Act requires that certain actions to be taken by a majority of the Directors also must be approved by a majority of the Independent Directors.  These actions include:
•	approval of procedures for purchase of securities during the existence of an underwriting syndicate where an affiliate is a principal underwriter of the security (Rule 10f-3);
•	approval of the investment advisory, subadvisory and underwriting contracts (Section 15);
•	approval of securities transactions between the Fund and certain affiliates (Rule 17a-7);
•	approval of a joint liability insurance policy with an affiliated person (Rule 17d-1(d)(7));
•	approval of written procedures for purchasing securities from an affiliated broker-dealer (Rule 17c-1);
•	approval of the fidelity bond and the designation of officers to make filings thereunder (Rule 17g-1((d));
•	approval of the code of ethics of the Fund and the code of ethics of the investment adviser and principal underwriter, and any material changes to these codes (Rule 17j-1);
•	approval of the Fund’s independent registered public accounting firm (Section 32(a) and Rule 32a-3);
•
approval of the Fund’s Rule 38a-1 compliance policies and procedures and the compliance policies and procedures of the Fund’s investment adviser, principal underwriter, administrator and transfer agent (Rule 38a-1); and

•	approval of the designation, compensation and removal of the Fund’s Chief Compliance Officer (Rule 38a-1).
Note: Rules 12b-1, 18f-3 and 22c-2 also require actions that must be approved by a majority of the Independent Directors, but do not apply to closed-end funds, including the Fund.

Appendix B
Article II, Section 2 of the Fund’s Amended and Restated By-Laws
Section 2.  Qualifications for Office.
To be eligible for nomination as a Director a person must, at the time of such person’s nomination, have served for at least 10 years as a senior executive officer (including senior legal officer), director, partner or senior official (including elected ambassador or minister or elected member of the legislature) of (i) a financial or industrial business, (ii) an investment management business, (iii) a business, consulting, accounting or law firm, (iv) a national government, a government agency or central bank, a major supranational agency or organization, or a leading international trade organization, in each case in the area of finance, economics, trade or foreign relations, or (v) a self-regulatory organization with direct or indirect responsibility for investment or sales practices related to registered investment companies, and must not have any Conflict of Interest (as defined below).  Whether a proposed nominee satisfies the foregoing qualifications shall be determined by the Board of Directors.
“Conflict of Interest” means the presence of a conflict with the interests of the [Fund] or its operations through any of the following:
(1) current position as a director, officer, partner or employee of another investment fund whose investment focus is principally (i.e., over 50% of total assets) securities of Swiss companies or securities principally traded in Swiss markets and that does not have the same investment advisor as the [Fund] or an investment advisor affiliated with an investment advisor of the [Fund];
(2) current position as a director, officer, partner, or employee of the investment advisor, sponsor or equivalent of an investment vehicle described in the previous point and who is involved in the day to day operations of such vehicle or the investment decisions made with respect to such vehicle; or
(3) current position as an official of a governmental agency or self-regulatory body having responsibility for regulating the [Fund] or the markets in which it proposes to invest.

EXHIBIT B

FORM OF INVESTMENT ADVISORY AGREEMENT
INVESTMENT MANAGEMENT AGREEMENT

THIS INVESTMENT MANAGEMENT AGREEMENT dated and effective as of ___, 2019 between [•], a Delaware corporation (herein referred to as the “Fund”), and Bulldog Investors, LLC, a Delaware limited liability company (herein referred to as the “Investment Manager”).

WHEREAS, the Fund and the Investment Manager desire to enter into an investment management agreement whereby the terms of said agreement are set forth herein.

NOW THEREFORE, in consideration of the mutual covenants herein contained, it is agreed by the parties as follows:

1.           APPOINTMENT OF INVESTMENT MANAGER.  The Investment Manager hereby undertakes and agrees, upon the terms and conditions herein set forth, to provide overall investment management services for the Fund, and in connection therewith to (i) supervise the Fund’s investment program, including advising and consulting with the Fund’s Board of Directors regarding the Fund’s overall investment strategy; (ii) make, in consultation with the Fund’s Board of Directors, investment strategy decisions for the Fund; (iii) manage the investing and reinvesting of the Fund’s assets; (iv) place purchase and sale orders on behalf of the Fund; (v) advise the Fund with respect to all matters relating to the Fund’s use of leveraging techniques; and (vi) provide or procure the provision of research and statistical data to the Fund in relation to investing and other matters within the scope of the investment objective and limitations of the Fund.

2.           EXPENSES.  In connection herewith, the Investment Manager agrees to maintain a staff within its organization to furnish the above services to the Fund.  The Investment Manager shall bear all expenses arising out of its duties hereunder.

Except as provided in Section 1 hereof, the Fund shall be responsible for all of the Fund’s expenses and liabilities, including expenses for legal, accounting and auditing services; taxes and governmental fees; dues and expenses incurred in connection with membership in investment company organizations; fees and expenses incurred in connection with listing the Fund’s shares on any stock exchange; costs of printing and distributing shareholder reports, proxy materials, prospectuses, stock certificates and distribution of dividends; charges of the Fund’s custodians and sub-custodians, administrators and sub-administrators, registrars, transfer agents, dividend disbursing agents and dividend reinvestment plan agents; payment for portfolio pricing services to a pricing agent, if any; registration and filing fees of the Securities and Exchange Commission; expenses of registering or qualifying securities of the Fund for sale in the various states; freight and other charges in connection with the shipment of the Fund’s portfolio securities; fees and expenses of non-interested directors or non-interested members of any advisory or investment board, committee or panel of the Fund; fees and expenses of any officers and directors of the Fund who are not affiliated with the Investment Manager, the Fund’s administrator or their respective affiliates, provided that, notwithstanding the foregoing, the Fund will be responsible for the fees and expenses of the Fund’s chief compliance officer; travel expenses or an appropriate portion thereof of directors and officers of the Fund, or members of any advisory or investment board, committee or panel of the Fund, to the extent that such expenses relate to attendance at meetings of the Board of Directors or any committee thereof, or of any such advisory or investment board, committee or panel; salaries of shareholder relations personnel; costs of shareholders meetings; insurance; interest; brokerage costs; and litigation and other extraordinary or non-recurring expenses.

3.           TRANSACTIONS WITH AFFILIATES.  The Investment Manager is authorized on behalf of the Fund, from time to time when deemed to be in the best interests of the Fund and to the extent permitted by applicable law, to purchase and/or sell securities in which the Investment Manager or any of its affiliates underwrites, deals in and/or makes a market and/or may perform or seek to perform investment banking services for issuers of such securities. The Investment Manager is further authorized, to the extent permitted by applicable law, to select brokers (including any brokers affiliated with the Investment Manager) for the execution of trades for the Fund.

4.           BEST EXECUTION; RESEARCH SERVICES.  The Investment Manager is authorized, for the purchase and sale of the Fund’s portfolio services, to employ such dealers and brokers as may, in the judgment of the Investment Manager, implement the policy of the Fund to obtain the best results taking into account such factors as price, including dealer spread, the size, type and difficulty of the transaction involved, the firm’s general execution and operational facilities and the firm’s risk in positioning the securities involved. Consistent with this policy, the Investment Manager is authorized to direct the execution of the Fund’s portfolio transactions to dealers and brokers furnishing statistical information or research deemed by the Investment Manager to be useful or valuable to the performance of its investment advisory functions for the Fund.  It is understood that in these circumstances, as contemplated by Section 28(e) of the Securities Exchange Act of 1934, the commissions paid may be higher than those that the Fund might otherwise have paid to another broker if those services had not been provided.  Information so received will be in addition to and not in lieu of the services required to be performed by the Investment Manager.  It is understood that the expenses of the Investment Manager will not necessarily be reduced as a result of the receipt of such information or research. Research services furnished to the Investment Manager by brokers who effect securities transactions for the Fund may be used by the Investment Manager in servicing other investment companies and accounts that it manages.  Similarly, research services furnished to the Investment Manager by brokers who effect securities transactions for other investment companies and accounts that the Investment Manager manages may be used by the Investment Manager in servicing the Fund.  It is understood that not all of these research services are used by the Investment Manager in managing any particular account, including the Fund.

5.           REMUNERATION.  In consideration of the services to be rendered by the Investment Manager under this Agreement, the Fund shall pay the Investment Manager a monthly fee in United States dollars for the previous month, (i) at an annual rate of 1.25% of the Fund’s average total investable assets, as calculated daily, up to and including $100 million of total investable assets, and (ii) an annual fee rate of 1.15% of the Fund’s average total investable assets, as calculated daily, in excess of $100 million of total investable assets.  If the fee payable to the Investment Manager pursuant to this paragraph 5 begins to accrue before the end of any month or if this Agreement terminates before the end of any month, the fee for the period from such date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.  For purposes of calculating each such monthly fee, the value of the Fund’s total investable assets shall be computed at the time and in the manner specified in the Registration Statement.

For the purposes of this Section 5, “total investable assets” means the Fund’s net assets plus the amount of indebtedness and preferred stock of the Fund deducted in determining the Fund’s net assets.

6.           REPRESENTATIONS AND WARRANTIES.  The Investment Manager represents and warrants that it is duly registered and authorized as an investment adviser under the Investment Advisers Act of 1940, as amended, and the Investment Manager agrees to maintain effective all requisite registrations, authorizations and licenses, as the case may be, until the termination of this Agreement.

7.           SERVICES NOT DEEMED EXCLUSIVE.  The services provided hereunder by the Investment Manager are not to be deemed exclusive and the Investment Manager and any of its affiliates or related persons are free to render similar services to others and to use the research developed in connection with this Agreement for other clients or affiliates.  Nothing herein shall be construed as constituting the Investment Manager an agent of the Fund.

8.           LIMIT OF LIABILITY.  The Investment Manager shall exercise its best judgment in rendering the services in accordance with the terms of this Agreement.  The Investment Manager shall not be liable for any error of judgment or mistake of law or for any act or omission or any loss suffered by the Fund in connection with the matters to which this Agreement relates, provided that nothing herein shall be deemed to protect or purport to protect the Investment Manager against any liability to the Fund or its shareholders to which the Investment Manager would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement (“disabling conduct”).

Prior to any such advance, the Investment Manager shall provide to the Fund a written affirmation of its good faith belief that the standard of conduct necessary for indemnification by the Fund has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met.  In addition, at least one of the following additional conditions shall be met: (a) the Investment Manager shall provide a security in form and amount acceptable to the Fund for its undertaking; (b) the Fund is insured against losses arising by reason of the advance; or (c) a majority of a quorum of disinterested non-party directors, or independent legal counsel, in a written opinion, shall have determined, based on a review of facts readily available to the Fund at the time the advance is proposed to be made, that there is reason to believe that the Investment Manager will ultimately be found to be entitled to indemnification.

9.           DURATION AND TERMINATION.  This Agreement shall have an initial term beginning [   ], 2019 and ending [    ], 2021, and then shall continue in effect thereafter for successive annual periods, but only so long as such continuance is specifically approved at least annually by the affirmative vote of (i) a majority of the members of the Fund’s Board of Directors who are not parties to this Agreement or “interested persons” (as defined in the Investment Company Act of 1940 (the “1940 Act”)) of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) the Fund’s Board of Directors or the holders of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund.

Notwithstanding the above, this Agreement (a) may nevertheless be terminated at any time, without penalty, by the Fund’s Board of Directors, by vote of holders of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund or by the Investment Manager, upon sixty (60) days’ written notice delivered to each party hereto, and (b) shall automatically be terminated in the event of its assignment (as defined in the 1940 Act).  Any such notice shall be deemed given when received by the addressee.

10.           GOVERNING LAW.  This Agreement shall be governed, construed and interpreted in accordance with the laws of the State of New York, provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

11.           NOTICES.  Any notice hereunder shall be in writing and shall be delivered in person or by facsimile (followed by delivery in person) to the parties at the addresses set forth below:

IF TO THE FUND:

[•]
c/o US Bancorp Fund Services, LLC
615 East Michigan Avenue
Milwaukee, WI 53202
 Attention:
Telephone No.: (xxx ) xxx-xxxx
 Fax No.: (xxx ) xxx-xxxx

IF TO THE INVESTMENT MANAGER:

Bulldog Investors, LLC
250 Pehle Avenue, Suite 708
 Saddle Brook, New Jersey 07663
Attention:
Telephone No.: (xxx ) xxx-xxxx
 Fax No.: (xxx ) xxx-xxxx

or to such other address as to which the recipient shall have informed the other party in writing.

Unless specifically provided elsewhere, notice given as provided above shall be deemed to have been given, if by personal delivery, on the day of such delivery, and, if by facsimile and mail, on the date on which such facsimile or mail is sent.

12.           COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto caused their duly authorized signatories to execute this Agreement as of the day and year first written above.

[•]

By: ____________________________________
Name:
Title:

By: ____________________________________
Name:
Title:

BULLDOG INVESTORS, LLC

By: ____________________________________
Name:
Title:

EXHIBIT C

PORTFOLIO INVESTMENTS AND RELATED RISKS
Portfolio Investments and Related Risks

Other Closed-End Investment Company Securities.  The Fund will invest in the securities of other closed-end investment companies.    To the extent the Fund invests a portion of its assets in investment company securities, those assets will be subject to the risks of the purchased investment company’s portfolio securities, and a shareholder in the Fund will bear not only his proportionate share of the expenses of the Fund, but also, indirectly, the expenses of the purchased investment company.  The market price of a closed-end investment company fluctuates and may be either higher or lower than the net asset value (“NAV”) of such closed-end investment company.

In accordance with Section 12(d)(1)(F) of the 1940 Act, the Fund will be limited by provisions of the 1940 Act that limit the amount the Fund can invest in other investment companies to 3% of any other investment company’s total outstanding stock.  As a result, the Fund may hold a smaller position in a closed-end investment company than if it were not subject to this restriction.  To comply with provisions of the 1940 Act, on any matter upon which stockholders of a closed-end investment company in which the Fund has invested are solicited to vote, the Fund’s investment adviser will vote such shares in the same general proportion as shares held by other stockholders of such closed-end investment company or seek instructions from the Fund’s shareholders with regard to the voting on such matter.  Compliance with such provisions regarding its voting of proxies may cause the Fund to incur additional costs.  In addition, if the Fund votes its proxies in the same general proportion as shares held by other stockholders, the Fund may, in such instances, not vote in the Fund’s best interests in light of its investment objective and strategy.

Special Purpose Acquisition Companies: The Fund may invest in stock, warrants, and other securities of “blank check” or special purpose acquisition companies (“SPACs”). Unless and until an acquisition meeting the SPAC’s requirements is completed, a SPAC generally invests its assets (less a portion retained to cover expenses) in U.S. Government securities, money market securities and cash. If an acquisition that meets the requirements for the SPAC is not completed within a pre-established period of time, the invested funds are returned to the entity’s shareholders. Because SPACs and similar entities have no operating history or ongoing business other than seeking acquisitions, the value of their securities is particularly dependent on the ability of the SPAC’s management to identify and complete a profitable acquisition. Some SPACs may pursue acquisitions only within certain industries or regions, which may increase the volatility of their prices. In addition, these securities, which are typically traded in the over-the-counter market, may be considered illiquid and/or be subject to restrictions on resale.

Common Stocks.  The Fund will invest in common stocks.  Common stocks represent an ownership interest in a company.  The Fund may also invest in securities that can be exercised for or converted into common stocks (such as convertible preferred stock).  Common stocks and similar equity securities are more volatile and riskier than some other forms of investment.  Therefore, the value of your investment in the Fund may sometimes decrease instead of increase.  Common stock prices fluctuate for many reasons, including adverse events such as unfavorable earnings reports, changes in investors’ perceptions of the financial condition of an issuer, the general condition of the relevant stock market or when political or economic events affecting the issuers occur.  In addition, common stock prices may be sensitive to rising interest rates, as the costs of capital rise and borrowing costs increase for issuers.  Because convertible securities can be converted into equity securities, their values will normally increase or decrease as the values of the underlying equity securities increase or decrease.  The common stocks in which the Fund will invest are structurally subordinated to preferred securities, bonds and other debt instruments in a company’s capital structure in terms of priority to corporate income and assets and, therefore, will be subject to greater risk than the preferred securities or debt instruments of such issuers.

Exchange Traded Funds (“ETFs”).  The Fund may invest in exchange-traded funds, which are investment companies that, in general, aim to track or replicate a desired index, such as a sector, market or global segment.  ETFs are passively or, to a lesser extent, actively managed and their shares are traded on a national exchange.  ETFs do not sell individual shares directly to investors and only issue their shares in large blocks known as “creation units.”  The investor purchasing a creation unit may sell the individual shares on a secondary market.  Therefore, the liquidity of ETFs depends on the adequacy of the secondary market.  There can be no assurance that an ETF’s investment objective will be achieved, as ETFs based on an index may not replicate and maintain exactly the composition and relative weightings of securities in the index. ETFs are subject to the risks of investing in the underlying securities.  The Fund, as a holder of the securities of the ETF, will bear its pro rata portion of the ETF’s expenses, including advisory fees.  These expenses are in addition to the direct expenses of the Fund’s own operations.

Fixed Income Securities, Including Non-Investment Grade Securities. The Fund may invest in fixed income securities, also referred to as debt securities.  Fixed income securities are subject to credit risk and market risk.  Credit risk is the risk of the issuer’s inability to meet its principal and interest payment obligations.  Market risk is the risk of price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity.  There is no limitation on the maturities or duration of fixed income securities in which the Fund invests. Securities having longer maturities generally involve greater risk of fluctuations in value resulting from changes in interest rates.  The Fund’s credit quality policy with respect to investments in fixed income securities does not require the Fund to dispose of any debt securities owned in the event that such security’s rating declines to below investment grade, commonly referred to as “junk bonds.”  Although lower quality debt typically pays a higher yield, such investments involve substantial risk of loss.  Junk bonds are considered predominantly speculative with respect to the issuer’s ability to pay interest and principal and are susceptible to default or decline in market value due to adverse economic and business developments.  The market values for junk bonds tend to be very volatile and those securities are less liquid than investment grade debt securities.  Moreover, junk bonds pose a greater risk that exercise of any of their redemption or call provisions in a declining market may result in their replacement by lower-yielding bonds.  In addition, bonds in the lowest two investment grade categories, despite being of higher credit rating than junk bonds, have speculative characteristics with respect to the issuer’s ability to pay interest and principal and their susceptibility to default or decline in market value.

Corporate Bonds, Government Debt Securities and Other Debt Securities. The Fund may invest in corporate bonds, debentures and other debt securities.  Debt securities in which the Fund may invest may pay fixed or variable rates of interest. Bonds and other debt securities generally are issued by corporations and other issuers to borrow money from investors.  The issuer pays the investor a fixed or variable rate of interest and normally must repay the amount borrowed on or before maturity.  Certain debt securities are “perpetual” in that they have no maturity date.

The Fund may invest in government debt securities, including those of emerging market issuers or of other non-U.S. issuers.  These securities may be U.S. dollar-denominated or non-U.S. dollar-denominated and include: (a) debt obligations issued or guaranteed by foreign national, provincial, state, municipal or other governments with taxing authority or by their agencies or instrumentalities; and (b) debt obligations of supranational entities.  Government debt securities include: debt securities issued or guaranteed by governments, government agencies or instrumentalities and political subdivisions; debt securities issued by government owned, controlled or sponsored entities; interests in entities organized and operated for the purpose of restructuring the investment characteristics issued by the above noted issuers; or debt securities issued by supranational entities such as the World Bank or the European Union.  The Fund may also invest in securities denominated in currencies of emerging market countries.  Emerging market debt securities generally are rated in the lower rating categories of recognized credit rating agencies or are unrated and considered to be of comparable quality to lower rated debt securities.  A non-U.S. issuer of debt or the non-U.S. governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal or interest when due, and the Fund may have limited resources in the event of a default.  Some of these risks do not apply to issuers in large, more developed countries.  These risks are more pronounced in investments in issuers in emerging markets or if the Fund invests significantly in one country.

Short Sale Risk.  When a cash dividend is declared on a security for which the Fund holds a short position, the Fund incurs the obligation to pay an amount equal to that dividend to the lender of the shorted security.  By closing out the short position prior to the ex-dividend date, such dividend expenses are avoided.  The Fund’s actual dividend expenses paid on securities sold short may be significantly higher than 0% of its managed assets due to, among other factors, the actual extent of the Fund’s short positions (which may range from 0% to 30% of managed assets), the actual dividends paid with respect to the securities the Fund sells short, and the actual timing of the Fund’s short sale transactions, each of which may vary over time and from time to time.

The Fund’s obligation to replace the borrowed security will be secured by collateral deposited with the broker-dealer, usually cash, U.S. government securities or other liquid securities.  The Fund will also be required to designate on its books and records similar collateral with its custodian to the extent, if any, necessary so that the aggregate collateral value is at all times at least equal to the current market value of the security sold short.  Depending on arrangements made with the broker-dealer from which it borrowed the security regarding payment over of any payments received by the Fund on such security, the Fund may not receive any payments (including interest) on its collateral deposited with such broker-dealer.

If the price of the security sold short increases between the time of the short sale and the time the Fund replaces the borrowed security, the Fund will incur a loss; conversely, if the price declines, the Fund will realize a gain.  Any gain will be decreased, and any loss increased, by the transaction costs described above.  Although the Fund’s gain is limited to the price at which it sold the security short, its potential loss is unlimited.

Purchasing securities to close out the short position can itself cause the price of the securities to rise further, thereby exacerbating the loss.  Short selling exposes the Fund to unlimited risk with respect to that security due to the lack of an upper limit on the price to which an instrument can rise.  Although the Fund reserves the right to utilize short sales, its investment adviser is under no obligation to utilize short sales at all.

The requirements of the 1940 Act and the Internal Revenue Code of 1986, as amended (“Code”) provide that the Fund not make a short sale if, after giving effect to such sale, the market value of all securities sold short by the Fund exceeds 30% of the value of its managed assets.

Small and Medium Cap Company Risk.  Compared to investment companies that focus only on large capitalization companies, the Fund’s share price may be more volatile because it also invests in small and medium capitalization companies.  Compared to large companies, small and medium capitalization companies are more likely to have (i) more limited product lines or markets and less mature businesses, (ii) fewer capital resources, (iii) more limited management depth and (iv) shorter operating histories.  Further, compared to large cap stocks, the securities of small and medium capitalization companies are more likely to experience sharper swings in market values, be harder to sell at times and at prices that the Fund’s investment adviser believes appropriate, and offer greater potential for gains and losses.

Foreign Securities.  The Fund may invest in foreign securities, including direct investments in securities of foreign issuers that are traded on a U.S. securities exchange or over the counter and investments in depository receipts (such as American Depositary Receipts (“ADRs”)), ETFs, and other closed-end investment companies that represent indirect interests in securities of foreign issuers.  The Fund is not limited in the amount of assets it may invest in such foreign securities.  These investments involve certain risks not generally associated with investments in the securities of U.S. issuers, including the risk of fluctuations in foreign currency exchange rates, unreliable and untimely information about the issuers and political and economic instability.  These risks could result in the Fund’s investment adviser misjudging the value of certain securities or in a significant loss in the value of those securities.

The value of foreign securities is affected by changes in currency rates, foreign tax laws (including withholding and confiscatory taxes), government policies (in this country or abroad), relations between nations and trading, settlement, custodial and other operational risks.  In addition, the costs of investing abroad are generally higher than in the United States, and foreign securities markets may be less liquid, more volatile and less subject to governmental supervision than markets in the U.S.  As an alternative to holding foreign traded securities, the Fund may invest in dollar-denominated securities of foreign companies that trade on U.S. exchanges or in the U.S. over-the-counter market (including depositary receipts as described below, which evidence ownership in underlying foreign securities, and ETFs as described above).

Because foreign companies are not subject to uniform accounting, auditing and financial reporting standards, practices and requirements comparable to those applicable to U.S. companies, there may be less publicly available information about a foreign company than about a domestic company.  Volume and liquidity in most foreign debt markets is less than in the United States and securities of some foreign companies are less liquid and more volatile than securities of comparable U.S. companies.  There is generally less government supervision and regulation of securities exchanges, broker dealers and listed companies than in the United States.  Mail service between the United States and foreign countries may be slower or less reliable than within the United States, thus increasing the risk of delayed settlements of portfolio transactions or loss of certificates for portfolio securities.  Payment for securities before delivery may be required.  In addition, with respect to certain foreign countries, including those with emerging markets, there is the possibility of expropriation or confiscatory taxation, political or social instability, or diplomatic developments which could affect investments in those countries.  For example, prior governmental approval for foreign investments may be required in some emerging market countries, and the extent of foreign investment may be subject to limitation in other emerging countries.  Moreover, individual foreign economies may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position.  Foreign securities markets, while growing in volume and sophistication, are generally not as developed as those in the United States, and securities of some foreign issuers (particularly those located in developing countries) may be less liquid and more volatile than securities of comparable U.S. companies.

The Fund may purchase ADRs, international depositary receipts (“IDRs”) and global depository receipts (“GDRs”) which are certificates evidencing ownership of shares of foreign issuers and are alternatives to purchasing directly the underlying foreign securities in their national markets and currencies.  However, such depository receipts continue to be subject to many of the risks associated with investing directly in foreign securities.  These risks include foreign exchange risk as well as the political and economic risks associated with the underlying issuer’s country. ADRs, EDRs and GDRs may be sponsored or unsponsored.  Unsponsored receipts are established without the participation of the issuer.  Unsponsored receipts may involve higher expenses, they may not pass-through voting or other shareholder rights, and they may be less liquid.  Less information is normally available on unsponsored receipts.

Dividends paid on foreign securities may not qualify for the reduced federal income tax rates applicable to qualified dividends under the Code.  As a result, there can be no assurance as to what portion of the Fund’s distributions attributable to foreign securities will be designated as qualified dividend income.

Emerging Market Securities.  The Fund may invest up to 5% of its net assets in emerging market securities, although through its investments in ETFs, other investment companies or depositary receipts that invest in emerging market securities, up to 20% of the Fund’s assets may be invested indirectly in issuers located in emerging markets.  The risks of foreign investments described above apply to an even greater extent to investments in emerging markets.  The securities markets of emerging countries are generally smaller, less developed, less liquid, and more volatile than the securities markets of the United States and developed foreign markets.  Disclosure and regulatory standards in many respects are less stringent than in the United States and developed foreign markets.  There also may be a lower level of monitoring and regulation of securities markets in emerging market countries and the activities of investors in such markets and enforcement of existing regulations has been extremely limited.  Many emerging countries have experienced substantial, and in some periods extremely high, rates of inflation for many years.  Inflation and rapid fluctuations in inflation rates have had and may continue to have very negative effects on the economies and securities markets of certain emerging countries.  Economies in emerging markets generally are heavily dependent upon international trade and, accordingly, have been and may continue to be affected adversely by trade barriers, exchange controls, managed adjustments in relative currency values, and other protectionist measures imposed or negotiated by the countries with which they trade.  The economies of these countries also have been and may continue to be adversely affected by economic conditions in the countries in which they trade.  The economies of countries with emerging markets may also be predominantly based on only a few industries or dependent on revenues from particular commodities.  In addition, custodial services and other costs relating to investment in foreign markets may be more expensive in emerging markets than in many developed foreign markets, which could reduce the Fund’s income from such securities.  In many cases, governments of emerging countries continue to exercise significant control over their economies, and government actions relative to the economy, as well as economic developments generally, may affect the Fund’s investments in those countries.  In addition, there is a heightened possibility of expropriation or confiscatory taxation, imposition of withholding taxes on interest payments, or other similar developments that could affect investments in those countries.  There can be no assurance that adverse political changes will not cause the Fund to suffer a loss of any or all of its investments.  Dividends paid by issuers in emerging market countries will generally not qualify for the reduced federal income tax rates applicable to qualified dividends under the Code.

Preferred Stocks.  The Fund may invest in preferred stocks.  Preferred stock, like common stock, represents an equity ownership in an issuer.  Generally, preferred stock has a priority of claim over common stock in dividend payments and upon liquidation of the issuer. Unlike common stock, preferred stock does not usually have voting rights.  Preferred stock in some instances is convertible into common stock.  Although they are equity securities, preferred stocks have characteristics of both debt and common stock.  Like debt, their promised income is contractually fixed.  Like common stock, they do not have rights to precipitate bankruptcy proceedings or collection activities in the event of missed payments.  Other equity characteristics are their subordinated position in an issuer’s capital structure and that their quality and value are heavily dependent on the profitability of the issuer rather than on any legal claims to specific assets or cash flows.

Investment in preferred stocks carries risks, including credit risk, deferral risk, redemption risk, limited voting rights, risk of subordination and lack of liquidity.  Fully taxable or hybrid preferred securities typically contain provisions that allow an issuer, at its discretion, to defer distributions for up to 20 consecutive quarters.  Distributions on preferred stock must be declared by the board of directors and may be subject to deferral, and thus they may not be automatically payable.  Income payments on preferred stocks may be cumulative, causing dividends and distributions to accrue even if not declared by the company’s board or otherwise made payable, or they may be non-cumulative, so that skipped dividends and distributions do not continue to accrue.  There is no assurance that dividends on preferred stocks in which the Fund invests will be declared or otherwise made payable.  The Fund may invest in non-cumulative preferred stock, although the Fund’s investment adviser would consider, among other factors, their non-cumulative nature in making any decision to purchase or sell such securities.

Shares of preferred stock have a liquidation value that generally equals the original purchase price at the date of issuance.  The market values of preferred stock may be affected by favorable and unfavorable changes impacting the issuers’ industries or sectors, including companies in the utilities and financial services sectors, which are prominent issuers of preferred stock.  They may also be affected by actual and anticipated changes or ambiguities in the tax status of the security and by actual and anticipated changes or ambiguities in tax laws, such as changes in corporate and individual income tax rates, and in the dividends received deduction for corporate taxpayers or the lower rates applicable to certain dividends.

Because the claim on an issuer’s earnings represented by preferred stock may become onerous when interest rates fall below the rate payable on the stock or for other reasons, the issuer may redeem preferred stock, generally after an initial period of call protection in which the stock is not redeemable.  Thus, in declining interest rate environments in particular, the Fund’s holdings of higher dividend paying preferred stocks may be reduced and the Fund may be unable to acquire securities paying comparable rates with the redemption proceeds.  In the event of a redemption, the Fund may not be able to reinvest the proceeds at comparable rates of return.

Convertible Securities.  The Fund may invest in convertible securities.  Convertible securities include fixed income securities that may be exchanged or converted into a predetermined number of shares of the issuer’s underlying common stock at the option of the holder during a specified period.  Convertible securities may take the form of convertible preferred stock, convertible bonds or debentures, units consisting of “usable” bonds and warrants or a combination of the features of several of these securities.  The investment characteristics of each convertible security vary widely, which allows convertible securities to be employed for a variety of investment strategies.  The Fund will exchange or convert convertible securities into shares of underlying common stock when, in the opinion of the Fund’s investment adviser, the investment characteristics of the underlying common shares will assist the Fund in achieving its investment objective.  The Fund may also elect to hold or trade convertible securities. In selecting convertible securities, the Fund’s investment adviser evaluates the investment characteristics of the convertible security as a fixed income instrument, and the investment potential of the underlying equity security for capital appreciation.  In evaluating these matters with respect to a particular convertible security, the Fund’s investment adviser considers numerous factors, including the economic and political outlook, the value of the security relative to other investment alternatives, trends in the determinants of the issuer’s profits, and the issuer’s management capability and practices.

The value of a convertible security, including, for example, a warrant, is a function of its “investment value” (determined by its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege) and its “conversion value” (the security’s worth, at market value, if converted into the underlying common stock).  The investment value of a convertible security is influenced by changes in interest rates, with investment value declining as interest rates increase and increasing as interest rates decline.  The credit standing of the issuer and other factors may also have an effect on the convertible security’s investment value.  The conversion value of a convertible security is determined by the market price of the underlying common stock.  If the conversion value is low relative to the investment value, the price of the convertible security is governed principally by its investment value.  Generally, the conversion value decreases as the convertible security approaches maturity.  To the extent the market price of the underlying common stock approaches or exceeds the conversion price, the price of the convertible security will be increasingly influenced by its conversion value.  A convertible security generally will sell at a premium over its conversion value by the extent to which investors place value on the right to acquire the underlying common stock while holding a fixed income security.  A convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security’s governing instrument.  If a convertible security held by the Fund is called for redemption, the Fund will be required to permit the issuer to redeem the security, convert it into the underlying common stock or sell it to a third party.  Any of these actions could have an adverse effect on the Fund’s ability to achieve its investment objective.

Real Estate Investment Trusts.  The Fund may invest in real estate investment trusts (“REITs”).  REITs are financial vehicles that pool investors’ capital to purchase or finance real estate.  Investments in REITs will subject the Fund to various risks. REIT share prices may decline because of adverse developments affecting the real estate industry and real property values.  In general, real estate values can be affected by a variety of factors, including supply and demand for properties, the economic health of the country or of different regions, and the strength of specific industries that rent properties. REITs often invest in highly leveraged properties.  Returns from REITs, which typically are small or medium capitalization stocks, may trail returns from the overall stock market.  In addition, changes in interest rates may hurt real estate values or make REIT shares less attractive than other income-producing investments. REITs are also subject to heavy cash flow dependency, defaults by borrowers and self-liquidation.

Qualification as a REIT under the Code in any particular year is a complex analysis that depends on a number of factors.  There can be no assurance that the entities in which the Fund invests with the expectation that they will be taxed as a REIT will qualify as a REIT.  An entity that fails to qualify as a REIT would be subject to a corporate level tax, would not be entitled to a deduction for dividends paid to its shareholders and would not pass through to its shareholders the character of income earned by the entity. If the Fund were to invest in an entity that failed to qualify as a REIT, such failure could significantly reduce the Fund’s yield on that investment.

REITs can be classified as equity REITs, mortgage REITs and hybrid REITs.  Equity REITs invest primarily in real property and earn rental income from leasing those properties. They may also realize gains or losses from the sale of properties.  Equity REITs will be affected by conditions in the real estate rental market and by changes in the value of the properties they own.  Mortgage REITs invest primarily in mortgages and similar real estate interests and receive interest payments from the owners of the mortgaged properties.  Mortgage REITs will be affected by changes in creditworthiness of borrowers and changes in interest rates.  Hybrid REITs invest both in real property and in mortgages.  Equity and mortgage REITs are dependent upon management skills, may not be diversified and are subject to the risks of financing projects.

Dividends paid by REITs will not generally qualify for the reduced U.S. federal income tax rates applicable to qualified dividends under the Code.

The Fund’s investments in REITs may include an additional risk to shareholders.  Some or all of a REIT’s annual distributions to its investors may constitute a non-taxable return of capital.  Any such return of capital will generally reduce the Fund’s basis in the REIT investment, but not below zero.  To the extent the distributions from a particular REIT exceed the Fund’s basis in such REIT, the Fund will generally recognize gain.  In part because REIT distributions often include a nontaxable return of capital, trust distributions to shareholders may also include a nontaxable return of capital.  Shareholders that receive such a distribution will also reduce their tax basis in their common shares of the Fund, but not below zero.  To the extent the distribution exceeds a shareholder’s basis in the Fund’s common shares, such shareholder will generally recognize a capital gain.

The Fund does not have any investment restrictions with respect to investments in REITs other than its concentration policy which limits its investments in REITs to no more than 25% of its assets.

Additional Risk Factors

Issuer Risk. The value of an issuer’s securities that are held in the Fund’s portfolio may decline for a number of reasons which directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer’s goods and services.

Foreign Currency Risk. Although the Fund will report its NAV and pay expenses and distributions in U.S. dollars, the Fund may invest in foreign securities denominated or quoted in currencies other than the U.S. dollar.  Therefore, changes in foreign currency exchange rates will affect the U.S. dollar value of the Fund’s investment securities and NAV.  For example, even if the securities prices are unchanged on their primary foreign stock exchange, the Fund’s NAV may change because of a change in the rate of exchange between the U.S. dollar and the trading currency of that primary foreign stock exchange.  Certain currencies are more volatile than those of other countries and Fund investments related to those countries may be more affected.  Generally, if a foreign currency depreciates against the dollar (i.e., if the dollar strengthens), the value of the existing investment in the securities denominated in that currency will decline.  When a given currency appreciates against the dollar (i.e., if the dollar weakens), the value of the existing investment in the securities denominated in that currency will rise.  Certain foreign countries may impose restrictions on the ability of foreign securities issuers to make payments of principal and interest to investors located outside of the country, due to a blockage of foreign currency exchanges or otherwise.

Defensive Positions. During periods of adverse market or economic conditions, the Fund may temporarily invest all or a substantial portion of its net assets in cash or cash equivalents.  The Fund would not be pursuing its investment objective in these circumstances and could miss favorable market developments.

Risk Characteristics of Options and Futures. Options and futures transactions can be highly volatile investments. Successful hedging strategies require the anticipation of future movements in securities prices, interest rates and other economic factors. When a fund uses futures contracts and options as hedging devices, the prices of the securities subject to the futures contracts and options may not correlate with the prices of the securities in a portfolio. This may cause the futures and options to react to market changes differently than the portfolio securities. Even if expectations about the market and economic factors are correct, a hedge could be unsuccessful if changes in the value of the portfolio securities do not correspond to changes in the value of the futures contracts. The ability to establish and close out futures contracts and options on futures contracts positions depends on the availability of a secondary market. If these positions cannot be closed out due to disruptions in the market or lack of liquidity, losses may be sustained on the futures contract or option. In addition, the Fund’s use of options and futures may have the effect of reducing gains made by virtue of increases in value of the Fund’s common stock holdings.

Securities Lending Risk.  Securities lending is subject to the risk that loaned securities may not be available to the Fund on a timely basis and the Fund may, therefore, lose the opportunity to sell the securities at a desirable price.  Any loss in the market price of securities loaned by the Fund that occurs during the term of the loan would be borne by the Fund and would adversely affect the Fund’s performance.  Also, there may be delays in recovery, or no recovery, of securities loaned or even a loss of rights in the collateral should the borrower of the securities fail financially while the loan is outstanding. The Fund would not have the right to vote any securities having voting rights during the existence of the loan.

Discount Risk.  Historically, our shares, as well as those of other 1940 Act registered and listed closed-end investment companies, have frequently traded at a discount to their NAV. The 1940 Act restricts the ability of closed-end investment companies to sell common stock at a discount to NAV. Any premium or discount to NAV may fluctuate.

EVERY VOTE IS IMPORTANT

EASY VOTING OPTIONS:
To vote by Internet 1. Read the Proxy Statement and have the proxy card below at hand. 2. Go to the website www.proxyvote.com 3. Follow the instructions provided on the website.
To vote by Telephone 1. Read the Proxy Statement and have the proxy card below at hand. 2. Call 1-800-690-6903 3. Follow the instructions.
To vote by Mail 1. Read the Proxy Statement. 2. Check the appropriate boxes on the proxy card below. 3. Sign and date the proxy card. 4. Return the proxy card in the envelope provided.

Please detach at perforation before mailing.

PROXY CARD
THE SWISS HELVETIA FUND, INC.
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 3, 2019
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE SWISS HELVETIA FUND, INC. PURSUANT TO A SEPARATE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT, DATED AUGUST 20, 2019, RECEIPT OF WHICH IS HEREBY  ACKNOWLEDGED.
The undersigned hereby appoints Andrew Dakos and Phillip Goldstein, and each of them, the true and lawful attorneys and Proxies, each with the power of substitution, for and in the name, place and stead of the undersigned and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of The Swiss Helvetia Fund, Inc. (the “Fund”) held of record by the undersigned on August 19, 2019 at the Annual Meeting of Stockholders to be held at 11:00 a.m., on October 3, 2019, at the offices of Sullivan & Cromwell LLP, 535 Madison Avenue, New York, New York 10022 or any adjournment or postponement thereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR ALL” OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3, “FOR” PROPOSAL 4.a, 4.b, 4.c, 4.d and 4.e AND “FOR” PROPOSAL 5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE PRESENTED AT THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.
VOTE VIA THE INTERNET: www.proxyvote.com VOTE VIA THE TELEPHONE: 1-800-690-6903
To change the address on your account, please check the box at right and indicate your new address in the address space below. Please note that  changes to the registered name(s) on the account may not be submitted via   this  method. ☐

IF YOU INTEND TO VOTE BY MAIL PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

EVERY VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the
Annual Stockholder Meeting to Be Held on October 3, 2019.
The Proxy Statement for this meeting is available at:
www.swzfund.com

IF YOU VOTE ON THE INTERNET OR BY TELEPHONE,
YOU NEED NOT RETURN THIS PROXY CARD
Please detach at perforation before mailing.
TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE: ☒
A	Proposals – The Board of Directors recommends a vote FOR all nominees listed and FOR Proposals 2, 3, 4 and 5.
1.	To elect two Class I Directors to serve for a one-year term.	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
	01. Moritz A. Sell (Class I nominee) 02. Richard Dayan (Class I nominee)	☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual director nominee(s), mark the “FOR ALL EXCEPT” box and write the name of the nominee(s) on the following line.
		FOR	AGAINST	ABSTAIN
2.
To approve the proposed Investment Advisory Agreement between the Fund and Bulldog Investors, LLC.

NOTE: Proposal 2 will be implemented by the Fund, if approved by stockholders, but is contingent on stockholder approval of Proposal 3 and Proposal 4.a.

		☐	☐	☐
		FOR	AGAINST	ABSTAIN
3.	To approve the replacement of the Fund’s fundamental investment objective with a non-fundamental investment objective of providing total return.	☐	☐	☐

4.	To approve amendments to certain of the Fund’s fundamental investment restrictions, each to be voted on separately:
		FOR	AGAINST	ABSTAIN
	4.a to exclude closed-end funds from the Fund’s concentration limit;	☐	☐	☐
		FOR	AGAINST	ABSTAIN
	4.b to permit the issuance by the Fund of senior securities subject to the limitations of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder;	☐	☐	☐
		FOR	AGAINST	ABSTAIN
	4.c to permit the Fund to make loans subject to approval by the Fund’s Board of Directors;	☐	☐	☐

			FOR	AGAINST	ABSTAIN

4.d to permit the Fund to buy or sell commodities, commodity contracts, futures contracts, real estate or interests in real estate for hedging and risk management purposes and subject to approval of the Fund’s Board of Directors and to engage in transactions in securities secured by real estate or of companies that invest in real estate; and
			☐	☐	☐
			FOR	AGAINST	ABSTAIN
	4.e to permit the Fund to make short sales of securities for hedging purposes.		☐	☐	☐
			FOR	AGAINST	ABSTAIN
5.	To ratify the selection by the Fund’s Board of Directors of Tait, Weller & Baker, LLP as the Fund’s independent registered public accounting firm for the year ending December 31, 2019.		☐	☐	☐
B	Authorized Signatures — This section must be completed for your vote to be counted.— Sign and Date Below
Note:
Please sign exactly as your name(s) appear(s) on this proxy card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.

	Date (mm/dd/yyyy) — Please print date below	Signature 1 — Please keep signature within the box		Signature 2 — Please keep signature within the box